                                                                   EXHIBIT 10(a)




                                  Supplemental

                                   Agreement

                                    Covering

                                  PENSION PLAN

                                   EXHIBIT A
                                       TO
                                   AGREEMENT
                                    BETWEEN
                           GENERAL MOTORS CORPORATION
                                      AND
                                      UAW
                                     DATED
                                OCTOBER 24, 1993

                               TABLE OF CONTENTS

                                                                 PAGE NO.
Index to Exhibit A and Exhibit A-1                               (ii)
Exhibit A   -- Supplemental Agreement
               Between General Motors
               Corporation and the UAW
               (Pension Plan)                                     (1)
Exhibit A-1 -- The General Motors
               Hourly-Rate Employees
               Pension Plan                                         1



                                      (i)

                                    INDEX TO

EXHIBIT A    --   SUPPLEMENTAL AGREEMENT BETWEEN
                  GENERAL MOTORS CORPORATION
                  AND THE UAW (PENSION PLAN)

EXHIBIT A-1  --   THE GENERAL MOTORS HOURLY-RATE
                  EMPLOYEES PENSION PLAN

                                                            PAGE NO.
Actuary:
  Appointment of                                                    (3)
  Certification by                                                  (3)

Administration, General                                     (11), 50-51

Amendment, Provision for                                     (2), 60-61

Appendix A -- Benefit Class Codes                                 69-70

Appendix B -- Foundry Jobs                                        71-76

Appendix C -- Asbestos Jobs                                          77

Approval of Plan
  (See "Plan, Approval of")

Asbestos Jobs:
  Definition of                                                      77

Asbestos Service,
  Credited Service for                                               46

Base Hourly Rate                                                  66-67

Basic Benefit                                                        67

Basic Benefit Applicable to:
  Benefits Commencing Prior to
    October 1, 1993                                        19-22, 26-28

  Deferred Pensions                                               54-57

  Early Retirement                                                  6-9

  ERISA Minimum                                                       8

  Normal Retirement                                                   6

  Total and Permanent Disability
    Retirement                                                        6

Benefit Class Code                                                69-70

Board of Administration:
  Applicability of 3(c) Agreement                             (10)-(11)
  Appointment of Members                                            (5)


                                      (ii)

                                                            PAGE NO.
  Functions                                                    (9)-(11)
  Information Furnished by Corporation                          (6)-(9)
  Liability Members                                                (11)
  Pay and Expenses of Members                                       (6)
  Retroactive Adjustments                                           (9)
  Time of Meeting                                                   (6)
  Voting                                                            (6)

Chairperson, Impartial:
  Appointment of                                               (9)-(10)
  Compensation of                                                  (10)
  Term of Office                                                   (10)
  Voting                                                           (10)

Contributions:
  General Provisions                                     (3)-(5), 48-49
  Service, Current                                                  (3)
  Service, Prior                                                    (4)
  Time of Payment                                               (3)-(5)

Credited Service, Subsequent to
  Effective Date of Plan:
  Computation                                                     34-40
  During Layoff or Disability Leave                        35-36, 38-39
  Limitation of                                                   39-40
  Military Service                                                   37
  Occupational Disability Absences                                36-37
  Prior Service as Salaried Employee                                 37
  Reinstatement of                                                   40

Credited Service, Asbestos                                           46

Credited Service, Credit Union                                     (12)

Credited Service, Equal to Seniority                                 40

Credited Service, Foreign Subsidiary                                 41

Credited Service, Foundry                                   (14), 41-43

Credited Service, Loss of                                            40

Credited Service, Reinstatement of                                   40

Credited Service, Union Leaves of
  Absence                                                          (12)



                                     (iii)

                                                              PAGE NO.
Deduction For:
  Benefit Plan(s) Overpayments                                       59
  Dependent Life Insurance                                           58
  Income Tax                                                         58
  Medical Expense Coverage                                           58
  Optional Life Insurance                                            58
  Union Dues                                                  (13)-(14)

Deferred Pension:
  Benefits, Determination of                                      54-57
  Eligibility                                                        54
  If Reemployed                                                   56-57
  Minimum Vesting Standards-ERISA                                 43-46

Definitions                                                       64-68

Dependent Life Insurance                                             58

Discharged Employee                                               9, 13

Disciplinary Action
  (See "Employment Rights")

Duration of Agreement                                              (15)

Employee, Definition of                                           64-65

Employment Rights                                         (12)-(13), 59

Establishment of Fund                                               (3)

Establishment of Plan
  (See "Plan, Establishment of")

Federal Social Security Benefit:
  Definition of                                                      66

Fiduciary, Named-ERISA                                               60

Financing                                                (3)-(5), 48-49

Foundry Jobs:
  Designation of                                                  71-76

Foundry Service, Credited Service for                             41-43

Guaranteed Income Stream Benefits                                    53

Grievance Procedure:
  Non-Applicability of                                        (11)-(12)


                                      (iv)

                                                            PAGE NO.
Income Tax (See "Plan, Approval of:
  Internal Revenue Service")

Insurance Company or Trustee:
  Definition of                                                      65
  Designation of                                                    (3)

Insured Fund, Definition of                                          66

Layoff or Disability Absence:
  Credited Service During                                  35-36, 38-39

Leaves of Absence:
  Union                                                            (12)
  Military Service                                                   37

Letter Agreements                                                 87-95

Liability of Corporation                                     (5), 48-50

Limitation of Benefits                                               60

Lump-Sum Payment                                                  90-91

Medical Expense Benefit Coverages                                    58

Merger or Consolidation-ERISA                                        64

Military Service, Credited Service for                               37

Modification, Provision for                              (1)-(2), 60-61

Optional Life Insurance                                              58

Pension Fund, Definition of                                          66

Pension Payments:
  General Provisions                                              51-54
  Non-Alienation of                                               57-59
  To Persons Other Than Pensioners                                   53

Plan, Approval of:
  Board of Directors                                        (1)-(3), 60
  Internal Revenue Service                                  (1)-(2), 59

Plan, Duration of                                                  (15)

Plan, Establishment of                                     (1)-(3), 3-4

Plan, Termination of                                              61-64

                                      (v)

                                                         PAGE NO.
Pre-Retirement Survivor Coverage-REA:
  Duration                                                        32-33
  Effective Date                                                  32-33
  Eligibility                                                     32-34
  Payment                                                         32-33

Qualified Domestic Relations Order-REA                    9, 27, 33, 57

Reemployment                                        (13), 40, 52-53, 66

Retirement, Early:
  Benefit Options                                                     4
  Benefits, Determination of                                        6-9
  Benefits, Payment of                                            51-54
  Benefits, Redetermination of                                        7
  Eligibility                                                         4
  Mutual Retirement Standards                                     78-79
  Reduction for Age                                                   7

Retirement, General                                           (12)-(13)

Retirement, Normal:
  Benefits, Determination of                                          6
  Benefits, Payment of                                            51-54
  Eligibility                                                         4

Retirement, Total and Permanent Disability:
  Benefits, Determination of                                          6
  Benefits, Payment of                                            51-54
  Disability, Determination of                                        5
  Eligibility                                                 5, 51, 57
  Recovery From                                 (12)-(13), 5, 17, 52-53

Seniority (See "Credited Service")

Seniority, Definition of                                             66

Seniority, Equal to Credited Service                                 40

Social Security Benefits:
  Redeterminations for                                               47

Special Benefit                                                   18-19

Standards for Application of Provisions
  for Mutually Satisfactory Retirement                            78-79

Statement of Intent-Representation                                80-85


                                      (vi)

                                                             PAGE NO.
Supplement, Early Retirement:
  Benefits, Determination                                  13-14, 16-17
  Earnings Limitation                                                17
  Eligibility                                               (13), 13-14
  Limitation of 70% of Final Pay                                     18
  Payment of                                                  14, 51-54
  Penalty Against                                                 16-17
  Recovery if Overpaid                                               17
  Redetermination if Commenced
    Prior to October 1, 1993                                         25
  Waiver of Earnings Limitation,
    Mutual Retirement                                                17

Supplement, Interim:
  Benefits, Determination of                                      14-15
  Earnings Limitation                                                17
  Eligibility                                               (13), 13-14
  Limitation of 70% of Final Pay                                     18
  Payment of                                                  15, 51-54
  Penalty Against                                                 16-17
  Recovery if Overpaid                                               17
  Redetermination if Commenced
    Prior to October 1, 1993                                         25

Supplemental Pension Agreement:
  Conflicts With Plan                                               (1)
  Date of                                                           (1)
  Duration of                                                      (15)
  Parties to                                                  (16)-(17)

Surviving Spouse Benefits:
  After Employee's Retirement                                      9-13
  Before Employee's Retirement                                    12-13
  Cancellation Because of Death
    or Divorce                                                 9-10, 26
  Effective Date                                                  10-11
  Election to Receive Full Amount
    of Future Increases                                           26-27
  Joint and Survivor-ERISA                                        28-31
  Reduction of Basic Benefit                                      11-12
  Rejection of Coverage                                       10-11, 29
  Special Survivor Option                                            26


                                     (vii)

                                                               PAGE NO.
  Spouse Consent                                              10-11, 29
  Upon Marriage or Remarriage
    After Retirement                                              27-28

Temporary Benefit Applicable to:
  Benefits Commencing Prior to
    October 1, 1993                                               22-24
  Early Retirement                                                  8-9
  Total and Permanent Disability
    Retirement                                                        8

Termination of Plan
  (See "Plan, Termination of")

Trust Fund:
  Definition of                                                      66
  Establishment of                                           (3), 48-49
  Irrevocability of                                                  50

Trustee, Duties of                                                  (3)

Trustee or Insurance Company:
  Definition of                                                      65
  Designation of                                                    (3)

Union Dues, Deduction of                                      (13)-(14)

Vesting (See "Deterred Pension")

Wage Inequity Adjustments                                            21

Widow's Benefits
  (See "Surviving Spouse Benefits")

Workers Compensation:
  Deductions for Receipt of                                   47-48, 89



                                     (viii)

                                   EXHIBIT A

                                  SUPPLEMENTAL
                                   AGREEMENT

                                 (PENSION PLAN)

                                                                       A, Sect.1



                             SUPPLEMENTAL AGREEMENT
                                 (PENSION PLAN)

On this 24th day of October, 1993, General Motors Corporation, hereinafter referred to as the Corporation, and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, hereinafter referred to as the Union, on behalf of the employees covered by the collective bargaining agreement of which this Supplemental Agreement becomes a part, agree as follows:

SECTION 1.  ESTABLISHMENT OF PLAN

Subject to the approval of its Board of Directors, the Corporation will establish an amended pension plan, hereinafter referred to as the Plan, a copy of which is attached hereto as Exhibit A-1 and made a part of this agreement to the extent applicable to the employees represented by the Union and covered by this agreement as if fully set out herein, modified and supplemented, however, by the provisions hereinafter. In the event of any conflict between the provisions of the Plan and the provisions of this agreement, the provisions of this agreement will supersede the provisions of the Plan to the extent necessary to eliminate such conflict.

The Plan, as set forth in Exhibit A-1, and the Plan as it may be modified and supplemented by superseding provisions of this agreement, as above provided, are both contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue as the Corporation may find necessary to establish the deductibility under Section 404 of the Internal Revenue Code for income tax purposes of any and all contributions made by the Corporation to both plans and to establish the plans and related trust as being qualified and tax exempt under Sections 401 and 501(a) or other applicable provisions of the Internal






                                      (1)

A, Sect. 1



Revenue Code. Any modification or amendment of either the Plan, or the Plan as modified and supplemented by this agreement, may be made retroactively by the Corporation with the consent of the Union, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust meeting the requirements of Sections 401 and 501(a) of the Internal Revenue Code, as now in effect or hereafter amended, or any other applicable provisions of the federal tax laws, as now in effect or hereafter amended or adopted, and the regulations issued thereunder, provided that pension benefits under the Plan are not diminished.

Until the Plan is approved by the Corporation's Board of Directors and by the Commissioner of Internal Revenue, all as hereinbefore provided, the benefits payable shall be only those determined under the Plan as constituted prior to October 1, 1993; provided, however, that following approval by its Board of Directors and its receipt of the favorable ruling from the Commissioner of Internal Revenue as set forth above, the Corporation or the trustee will pay to retired employees and surviving spouses any excess amounts equal to the difference between the monthly pension calculated in accordance with the terms of the Plan, attached hereto as Exhibit A-1, and the monthly pension paid or payable in accordance with the terms of the Pension Plan which was attached as Exhibit A-1 to the Supplemental Agreement (Pension Plan) between the Parties dated September 17, 1990. Any such excess amounts payable for months prior to the receipt of the aforementioned Board of Directors and the Commissioner of Internal Revenue approvals, shall be payable the first of the month following the date upon which the last of these two approvals is received by the Corporation, and any such amounts payable thereafter shall be paid on the first of the month at the same time as the related pension is paid.

In the event that the Plan is disapproved by the Board






                                      (2)

                                                                      A, Sect. 1



of Directors of the Corporation, the Corporation within thirty days after any such disapproval will give written notice thereof to the Union and this agreement shall thereupon have no force or effect. In that event the matters covered by this agreement shall be the subject of further negotiation between the Corporation and the Union.

SECTION 2.   FINANCING

     (a) A trustee or an insurance company, or both, shall be designated by the Corporation, and a trust agreement or contract, or both, executed between the Corporation and such trustee or insurance company, or both, under the terms of which a pension fund or insured fund, shall be established to receive and hold contributions payable by the Corporation, interest, and other income, and to pay the pensions and supplements provided by the Plan.

     (b) The Corporation agrees to pay over irrevocably to the trustee or insurance company during the period of this agreement, contributions or payments for the Plan equal to the sum of (i) and (ii) below as determined and certified as of each anniversary of the effective date of the Plan by one or more actuaries chosen by, but independent of, the Corporation, and qualified through Fellowship in the Society of Actuaries and enrollment with the Joint Board for Enrollment of Actuaries (hereinafter referred to as the Actuary). Such contributions or payments for any year may be made not later than the date on which such contributions are required by law to be made for the purpose of crediting such contributions to such year under the minimum funding standards of the Employee Retirement Income Security Act of 1974:

     (i) the annual "current service" or "normal cost" contribution attributable to a year's cost accruals in respect of assumed continuous service after each such anniversary date, and






                                      (3)

A, Sect. 2 (b)(ii)



     (ii) the "prior service contribution" computed as that part of the present value, at each such anniversary date, of the prospective pensions payable under the Plan for employees, pensioners and former employees who are entitled to a deferred pension then covered by the Plan which is in excess of:

         (aa) the value of the trust fund, as then comprised of any contracts and total other assets, invested and uninvested, such total assets being valued on a basis at least equal to the total cost thereof, plus

         (bb) the then present value of the prospective "current service" or "normal cost" contributions determined by the Actuary in accordance with (i) above,

         such excess part being amortized according to the following schedule:

             (1) in respect of the portion of such excess part attributable to the level of benefits in effect prior to October 1, 1979 - the fifty-ninth anniversary of the Corporation's pension plan (October 1, 2009), and

             (2) in respect of the portion of such excess part attributable to the increase in the level of benefits established by amendments to the Corporation's pension plan effective on or after October 1, 1979 - the thirtieth anniversary of the date on which such increase in the level of benefits becomes effective.

     (c) The Corporation may contribute or pay additional amounts to the trustee or insurance company, or both, under (b) above in any year without such additional amounts being construed to reduce any thirty-year period for the completion of the "prior service contributions" of subsection (b)(ii) above.
If the Corporation has contributed any such additional amounts prior to any anniversary date of the Corporation's pension plan or shall contribute any






                                      (4)

                                                                  A, Sect. 2 (c)



such additional amounts prior to any anniversary date of the Plan falling within the duration of this agreement, the Corporation may as of such anniversary, contribute a lesser amount than otherwise determined by (b) above for such anniversary, provided that the value of any contracts and total other assets as valued in accordance with (b)(ii)(aa) above at such anniversary shall not be less than the amount estimated by the Actuary to be the value as if contributions and payments up to and including such anniversary date had been made as provided in (b) above and no additional amounts had been contributed or paid prior to such anniversary.

     (d) The Corporation by payment of the contributions or amounts as hereinbefore provided in this section shall be relieved of any further liability, and pensions and supplements shall be payable only from the trust fund or the insured fund or both.

SECTION 3.  ADMINISTRATION

     (a) Board of Administration

         (1) There shall be established a central Board of Administration hereinafter referred to as the Board, composed of six members, three appointed by the Corporation and three by the Union. Each member of the Board shall have an alternate. In the event a member is absent from a meeting of the Board, the alternate may attend and when in attendance shall exercise the duties of the member. Either the Corporation or the Union at any time may remove a member or alternate appointed by it and may appoint a member or alternate to fill any vacancy among members or alternates appointed by it.

         No person shall act as a member of the Board of Administration or as an alternate for such member unless notice of the appointment has been given in writing by the party making the appointment to the other party.






                                      (5)

A, Sect. 3 (a)(2)



         (2) The Board shall meet at such times and for such periods for the transaction of necessary business as may be mutually agreed upon by its members.

         (3) To constitute a quorum for the transaction of business, the presence of four members of the Board shall be required. At all meetings of the Board, the member or members present appointed by the Corporation shall have in the aggregate a total of one vote to be cast on behalf of the Corporation, and the member or members present appointed by the Union shall have in the aggregate a total of one vote to be cast on behalf of the Union.

         (4) The compensation and expenses of the Corporation members will be paid by the Corporation and the compensation and expenses of the Union members will be paid by the Union and no part of such compensation or expenses will be paid from the trust fund.

         (5) The Corporation shall cause to be furnished to the Board of Administration annually:

             (i) A statement as of each anniversary date of the Plan showing in summary form the value of the assets which comprise such fund by general categories of investment, such value being determined on a basis at least equal to the total cost thereof for each such category.

             (ii) Such information as to age, sex and service of hourly-rate employees of the Corporation as a whole in the United States and as to the number of pensioners and amount of pensions and supplements by age groups, as the Board may reasonably require, but in no event shall the Corporation be required to furnish the Board with any data not furnished by the Corporation to the Actuary.






                                      (6)

                                                          A, Sect. 3 (a)(5)(iii)



             (iii) A report, prepared by the Actuary, in respect of each year's actuarial valuation of the Plan, setting out the following:

                 (a) the amount of the normal cost contribution and the amount of the payment toward amortization of the actuarial deficiency required in accordance with Section 2(b) hereof.

                 (b) a statement of the method and the assumptions, such as the interest rate, mortality rates, withdrawal rates, retirement rates, average benefit unit and assumptions used with respect to the survivor benefit, adopted for the valuation for the purposes of Section 2(b) hereof.

                 (c) the amount, as of each anniversary date, of the gross actuarial deficiency, determined in accordance with Section 2(b) hereof as the present value of the prospective pensions payable under the Plan less the then present value of the prospective normal cost contributions, if any, for (1) retired employees, (2) employees who have separated with retention of deferred pensions, (3) non-retired and non-separated employees, and (4) total.

                 (d) the amount of assets used in the actuarial valuation, together with a reconciliation of the amount of such assets with the amount used in the preceding valuation.

                 (e) the amount of the net (unfunded) actuarial deficiency.

                 (f) the amount by which the value of the trust fund exceeded the amount then required by Section 2(b) hereof to be in such fund.

                 (g) the extent to which the trust fund assets as of the valuation date would be sufficient to cover the pension liabilities, as determined in accordance with SFAS 87.






                                      (7)

A, Sect. 3 (a)(5)(iv)



             (iv) A statement, certified by the Actuary, that the amount of the trust fund is or is not less than the amount then required by Section 2(b) hereof to be in such fund.

             (v) A statement setting forth:

                 (aa) The value of the trust fund computed on the basis of market value as of the previous anniversary date of the Plan.

                 (bb) Additions during Plan year:

                     (i) payments by General Motors into the fund

                     (ii) interest and dividends received by the fund

                     (iii) net investment gains, and

                     (iv) total additions.

                 (cc) Pension payments and supplements to retired employees and surviving spouses during Plan year.

                 (dd) The value of the trust fund computed on the basis of market value as of the anniversary date of the Plan for the year for which the statement is being submitted.

             (vi) A schedule setting forth as of March 31 of each year:

                 (aa) the amount of investment of the pension fund in residential real estate mortgages, by type, in communities with General Motors plants and in other communities,

                 (bb) the amount invested in such residential real estate mortgages during the preceding year in comparison with total new money investments during that year, and






                                      (8)

                                                       A, Sect. 3 (a)(5)(vi)(cc)



                 (cc) a description of such residential mortgages in which funds were invested during the preceding year, by type, separately by plant city areas and in total for other areas.

             (vii) A copy of Form 5500 reports and attendant schedules for the Plan will be furnished as soon as practicable after General Motors has filed such report with the Internal Revenue Service.

         (6) The Board of Administration shall have no power to add to or subtract from or modify any of the terms of this agreement or the Plan, nor to change or add to any benefit provided by said agreement or Plan, nor to waive or fail to apply any requirement of eligibility for a benefit under said agreement or Plan.

         (7) Any case referred to the Board of Administration on which it has no power to rule shall be referred back to the parties without ruling.

         (8) No ruling or decision of the Board of Administration in one case shall create a basis for a retroactive adjustment in any other case prior to the date of written filing of each such specific claim.

         (9) There shall be no appeal from any ruling by the Board which is within its authority. Each such ruling shall be final and binding on the Union and its members, the employee or employees involved, and on the Corporation, subject only to the arbitrary and capricious standard of judicial review.

         The Union will discourage any attempt of its members and will not encourage or cooperate with any of its members, in any appeal to any Court or Administrative Board or Agency from a ruling of the Board of Administration.

     (b) IMPARTIAL CHAIRPERSON

         (1) The Corporation and the Union shall mutually






                                      (9)

A, Sect. 3 (b)(1)



agree upon and select an Impartial Chairperson, who shall serve until requested in writing to resign by three Board members.

         (2) The Impartial Chairperson will not be counted for the purpose of a quorum, and will vote only in case of a failure of the Corporation and the Union by vote through their representatives on the Board to agree upon a matter which is properly before the Board and within the Board's authority to determine; provided that the Impartial Chairperson may vote only on matters involving the processing of individual cases, not on the development of procedures.

         (3) The fees and expenses of the Impartial Chairperson will be paid one-half by the Corporation and one-half by the Union.

     (c) As soon as possible after the effective date of this agreement, the Union and Corporation members of the Board of Administration shall work out matters such as but not limited to: (1) procedures for establishing Local Pension Committees at the Divisions or plants involved; (2) the authority and duties of such Local Pension Committees; (3) the procedures for reviewing applications for pensions; (4) the handling of complaints regarding the determination of age, service credits, and computation of benefits; (5) procedures for making appeals to the Board; (6) means of verifying service credits to which employees are entitled under the Plan; (7) methods of furnishing information to employees regarding past and future service credits;
(8) the amount of time the Union members of the local committees may be permitted to leave their work to attend meetings of the Local Pension Committees; (9) how disputes over total and permanent disability claims will be handled, including disputes, if any, with respect to whether a disabled pensioner engages in gainful employment; (10) the review of pertinent information about the Plan






                                      (10)

                                                                  A, Sect. 3 (c)



for dissemination to employees; (11) how pension payments will be authorized by the Board. All such matters shall be consistent with all other provisions of the Plan and this agreement. The working out of the procedures outlined in this section shall be the responsibility of the Corporation and Union members of the Board, and the Impartial Chairperson shall have no power to decide any question with respect thereto.

     The provisions of Agreement Implementing Section 3(c) of the Supplemental Agreement, Pension Plan, dated October 14, 1988 which were established by the Board pursuant to the foregoing are incorporated herein by reference and are a part hereof and effective with respect to the administration of the Plan as fully as if set out herein at length.

     (d) Except as provided otherwise in this agreement, the general administration of the provisions of the Plan shall be the responsibility of the Corporation.

     (e) The Board and any member of the Board, or the Local Pension Committees or any member of the Local Pension Committees, shall be entitled to rely upon the correctness of any information furnished by the Union or the Corporation. Neither the Board nor any of its members, nor the Local Pension Committees nor any of its members, nor the Union nor any officer or other representative of the Union, nor the Corporation nor any officer or other representative of the Corporation shall be liable because of any act, or failure to act, on the part of the Board or any of its members, or the Local Pension Committees or any of its members or any person, except that nothing herein shall be deemed to relieve any such individual from any liability for the individual's own fraud or bad faith.

     (f) No matter respecting the Plan as modified and supplemented by this agreement or any difference arising thereunder shall be subject to the grievance procedure established in the collective bargaining






                                      (11)

A, Sect. 3 (f)



agreement between the Corporation and the Union, except as expressly provided in Paragraph (46) of such collective bargaining agreement.

     (g) Credited service shall be granted an employee who is absent from work pursuant to Paragraph 24 of the National Agreement, or on a leave of absence under Paragraph 109 of the National Agreement if the leave was granted for the purpose of permitting the employee to engage in the business of or to work for the Local Union, or if the leave was granted under Paragraph 109(a) of the National Agreement for the purpose of permitting the employee to engage in the business of or to work for the International Union while on such leave (an employee on leave under the National Agreement solely to permit the employee to be Manager of the credit union sponsored by the Local Union shall be included hereunder, but only with respect to any period while serving in such capacity while on such leave).

     An employee eligible for credited service under this section shall be credited with up to 40 hours for each calendar week since October 1, 1950 while on such leave, including compensated hours, provided the employee meets the requirements of the leave; but in no event shall the employee be credited with more than 1700 hours, including compensated hours, in any calendar year.

SECTION 4.  EFFECT OF RETIREMENT ON EMPLOYMENT STATUS AND SENIORITY

     (a) An employee who retires or is retired under the terms of the Plan shall cease to be an employee and shall have seniority canceled.

     (b) An employee who has been retired on a total and permanent disability pension and who thereby has broken seniority in accordance with subsection (a)






                                      (12)

                                                                  A, Sect. 4 (b)



above, but, who recovers and has such pension discontinued, shall have seniority reinstated as though such employee had been on a sick leave of absence during the period of such disability retirement, provided, however, if the period of disability retirement was for a period longer than the seniority the employee had at the date of retirement, the employee shall, upon the discontinuance of such disability pension, be given seniority equal to the amount of seniority at the date of such retirement.

     (c) If an employee retired for reasons other than total and permanent disability, who has lost seniority in accordance with subsection (a) above, is rehired, such employee will have the status of a new employee.

SECTION 5. SUPPLEMENTS

Notwithstanding any other provisions of the Plan, an employee who retires with benefits payable commencing on or after October 1, 1993 while on an approved leave of absence requested by the International Union to permit such employee to engage in the business of or to work for the International Union, shall not be prevented from receiving benefits under Section 6 of Article II of the Plan solely because the last day worked for the Corporation was not within five years of the date the employee's pension benefits commence.

SECTION 6. DEDUCTION OF UNION DUES

     (a) Notwithstanding any other provisions of the Plan, any retired employee entitled to receive a pension or supplement may, pursuant to the retired employee's written authorization and direction acceptable to the Corporation, authorize the deduction of monthly Union dues from any monthly pension or supplement otherwise payable and direct that such dues be remitted to the Union.






                                      (13)

A, Sect. 6 (b)



     (b) An authorization to deduct said monthly Union dues shall become effective as of the first of the second month following the month in which the Corporation receives such authorization from the Union, and shall remain in full force and effect until revoked by the retired employee's written notice given to the Corporation, except that during any period when there is not in effect a written collective bargaining agreement or supplement thereto between the Corporation and the Union which permits or provides for the deduction of Union dues from monthly pension benefits payable to a retired employee, such assignment, authorization and direction, if otherwise in effect, shall automatically be suspended for the duration of such period only.

     (c) The Union shall indemnify and hold harmless the Corporation against any and all liability, including reasonable attorney's fees, that may arise by reason of the Corporation's compliance with this Section 6.

     (d) This Section 6 shall be of no force or effect during any month for which less than one thousand such authorizations are in effect.

SECTION 7. FOUNDRY JOBS

Any job classification put into effect after September 14, 1973 at a plant identified in Appendix B of the Plan, shall be designated by written agreement between the parties as a foundry job if such classification (a) supersedes or replaces a job classification previously designated as a foundry job for such plant, and (b) becomes applicable to employees who perform substantially the same work as had been performed by employees while on a job classification previously designated as a foundry job for such plant.






                                      (14)

                                                                      A, Sect. 8



SECTION 8. DURATION OF AGREEMENT

This agreement and Plan shall continue in effect until the termination of the collective bargaining agreement of which this is a part.

In witness hereof, the parties hereto have caused this agreement to be executed the day and year first above written.






                                      (15)

      INTERNATIONAL                            GENERAL MOTORS
       UNION, UAW                                CORPORATION

OWEN BIEBER                                  JOHN F. SMITH, JR.
STEPHEN P. YOKICH                            WILLIAM E. HOGLUND
RICHARD MONCZKA                              GERALD A. KNECHTEL
CAL RAPSON                                   FREDERICK R. CURD, JR.
HENDERSON SLAUGHTER                          JAMES E. PRYCE
RICHARD SHOEMAKER                            BARBARA J. MAHONE
BILL APPLE                                   DEAN W. MUNGER
LEON BLACKWELL                               LARRY E. KNOX
L.E. BUNCH                                   RALPH E. HANDLEY
MIKE GRACEY                                  THOMAS E. UTTER
LARRY STEVENS                                ARTHUR R. SCHWARTZ
KARLA SWIFT                                  EDWARD V. SABISKY
TOM WEEKLEY                                  MARTINA HUND-MEJEAN
GEORGE BRODEUR                               RODERICK D. GILLUM
BILL CAPSHAW                                 DOUGLAS B. VANBROCKLIN, M.D.
BOB FARLEY                                   ROWLAND L. AUSTIN
JIM JACKSON                                  JOHN H. BERRY III
DICK JONES                                   E. PRESTON BOLDEN
RICK LYONS                                   RICHARD L. BREWER
JUDY MURPHY                                  THOMAS J. BENNETT
HERSCHEL NIX                                 KEVIN M. BUTLER
PEGGY PERSON                                 WILLIAM L. COWELL
BILL RENO                                    PRESTON M. CRABILL
WILLIE WILLIAMS                              RALPH E. DEEDS, JR.
RON BAUG                                     H. STEPHEN DOYLE
ESTHER CAMPBELL                              JOHN J. FLAHARTY
ROBERT EVANS                                 DONALD E. FRAZIER
DARWYN JONES                                 KENNETH D. GALLINGER
MARK HAWKINS                                 THOMAS A. GAWEL
DANNY LACK                                   STEVEN L. GEBBIA
KEN LAUBERT                                  ALLEN J. GREEN
DICK LONG                                    TERRY J. MCDOUGALL
BILL SCRASE                                  RONALD E. NEWTON
LEON SKUDLAREK                               DANIEL J. OSBORNE
JIM STEVENS                                  ALICE M. OSBURN
RAY ALLEN                                    RODNEY O'NEAL
PAUL ALLMAND                                 GARY N. PHELEY
TOM AMENO                                    BERNARD J. QUICK
ROGER ANCLAM                                 MICHAEL A. TAUBITZ
JEANNIE ANDERSON                             RANDY J. THAYER
JIM BEARDSLEY                                JAMES R. RHADIGAN


                                      (16)

       INTERNATIONAL                             GENERAL MOTORS
         UNION, UAW                                CORPORATION

CHARLIE BEST                                   PAUL J. SCHNOBRICK
RON BIEBER                                     JEFFREY E. SMITH
BILLIE BOLLER                                  RICHARD M. STIFTER
BOB BREECE                                     ALAN H. STROHMAIER
JACK BROWN                                     JAY C. WILBER
BENNIE BURGESS                                 DONALD G. WINE
REBECCA CABREROS                               GERALD J. WINTER
SCOTT CAMPBELL                                 ELIZABETH M. AZONI
BUD CARROLL                                    JAMES F. BALL
MIKE CAVANAUGH                                 W. GARY BRYANT
JOHN CHILDERS                                  MAGDALENA T. CHAVEZ
JOHN G. CLARK                                  LEE M. CRAWFORD
JOHN J. CLARK                                  CAROLE G. DAVEY
RUFUS COLEMAN                                  KEVIN B. DUFF
JERRY COVILLE                                  JEFFREY L. FELTEN
HAROLD COX                                     MICHAEL S. FLIGSTEIN
SHELLEY CZEIZLER                               GALE P. FRAZEE
DICK DANJIN                                    CHRISTINE A. GASICIEL
M.L. DOUGLAS                                   SANDRA E. GERNHART
GREG FEDAK                                     JENNIE F. HART
JOHN FEDEWA                                    JOHN B. HULETT III
MARK FIEDLER                                   KENNETH A. HULIK
CHUCK GAYNEY                                   BETTY SUE JONES
RAY GIBSON                                     ANTHONY KLEMER
DAN GINGERICH                                  JAMES W. LALONDE
LARRY GONTKO                                   CHARLES H. MATTHEWS
MOSES GREEN                                    MARK R. MCCARTHY
MIKE GRIMES                                    DELORES J. MCFARLAND
LESLIE HALLIBURTON                             JEAN L. ROSE
TOM HENRY                                      CHARLES E. RUCKER
MOHAMMED ISA                                   LARRY D. SHACK
SAM ISAAC                                      MICHAEL W. TAYLOR
LARRY JOLLY                                    BERNARD G. WEBER
DAVID KOEPCKE                                  JANICE M. WHITEHOUSE
CHRIS MANNING                                  JOSEPH D. WINGER
FAYE MCAFEE
RICK MCKIDDY
STEVE MCLIMANS
PAUL MITCHELL
CLAYTON MOLL
CARLENA MURDY





                                      (17)

INTERNATIONAL                             GENERAL MOTORS
UNION, UAW                                  CORPORATION

RON MURRAY
WILBERT NEAL
DON NEWTON
TONY ORTIZ
ED PARKER
LINDA PATTON
CARL PEDERSEN
TOM RICHARDSON
TOM ROBINSON
RICHARD RUPPERT
DON SARKESIAN
JOEL SAWYER
LOU SCHULTZ
LEONARD SCHWARTZ
HAROLD SHELTON
JIM SHROAT
DARRELL SMITH
LAWRENCE SMITH
JOE SPRING
RICHARD STALINSKI
CINDY SUEMNICK
LARRY SZUMAL
KEN TERRY
JIM TITSWORTH
LIBBY TOMASKO
LULA TRICE
TOM WALSH
JIM YAKLIN
AL YELLE
ED YONAN







                                      (18)

                                  EXHIBIT A-1

                               THE GENERAL MOTORS
                             HOURLY-RATE EMPLOYEES
                                  PENSION PLAN

                          [INTENTIONALLY LEFT BLANK]

                                                                      Art. I



                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

General Motors Corporation on behalf of itself and its Divisions and as agent for certain of its directly or indirectly wholly-owned and substantially wholly-owned domestic subsidiaries in accordance with I.R.C. Section 414(b),
(c), and (m) will establish, subject to the approval of its Board of Directors, a pension fund either by a trust agreement with a trustee or trustees or by contract with an insurance company or insurance companies, or both, and with respect thereto shall make such payments or contributions as will be sufficient to maintain the fund on a sound actuarial basis as well as to pay expenses incident to the operation and management of the Plan.

Except as expressly provided in Sections 6, 7, and 8 of Article II and as provided in Article VII and Article IX, the provisions set forth in this Plan are applicable only to employees with seniority on or after October 1, 1993. Employees retired with benefits commencing prior to such date or separated prior to such date, or eligible surviving spouses of such employees, shall be entitled to the benefits, if any, under the Plan as it existed immediately prior to such date.

Notwithstanding the paragraph immediately above, employees who retired with benefits commencing after September 14, 1993 and prior to October 1, 1993 pursuant to the provisions of Article II of the Plan, shall be considered for purposes of Article II herein as having retired with benefits payable commencing on or after October 1, 1993; the surviving spouse of any employee who died after September 14, 1993 and prior to October 1, 1993, who is otherwise eligible for monthly benefits under the Plan, shall be considered entitled to monthly benefits pursuant to Section 5 of Article II herein; and any such employees shall be

Art. I



considered eligible for credited service under Article III herein.


                                   ARTICLE II
                           ELIGIBILITY FOR RETIREMENT
                             AND AMOUNT OF PENSIONS

SECTION 1.   NORMAL RETIREMENT

Any employee who shall have attained the age of 65, shall have completed one or more years of credited service as provided in Article III and shall cease active service, shall be entitled to receive a pension.

SECTION 2. EARLY RETIREMENT

           (a) (1) An employee who has attained age 60 but not age 65, and who has 10 or more years of credited service, may retire at the option of the employee.

                 (2) An employee who has attained age 55 but not age 60, and whose combined years of age and years of credited service (to the nearest 1/12 in each case) shall total 85 or more, may retire at the option of the employee.

                 (3) An employee who has 30 or more years of credited service may retire at the option of the employee.

           (b) an employee who has attained age 55 (age 50 for an employee who is laid off on or after october 1, 1984 as a result of a plant closing where no other general motors plants are in the same geographical area) but not age 65 and who has 10 or more years of credited service may be retired under mutually satisfactory conditions as set forth hereinafter in the standards applicable to such retirement.

                                                                     Art. II, 3




SECTION 3. TOTAL AND PERMANENT DISABILITY RETIREMENT

     (a) An employee who is totally and permanently disabled prior to attaining age 65, and has at least 10 years of credited service, shall be eligible for a disability pension as hereinafter provided.

     (b) An employee shall be deemed to be totally and permanently disabled only if the employee is not engaged in regular employment or occupation for remuneration or profit and on the basis of medical evidence satisfactory to the Corporation the employee is found to be wholly and permanently prevented from engaging in regular employment or occupation with the Corporation at the plant or plants where the employee has seniority for remuneration or profit as a result of bodily injury or disease, either occupational or nonoccupational in cause, but excluding disabilities resulting from service in the armed forces of any country unless the employee becomes totally and permanently disabled after accumulating at least 5 years of seniority following separation from service in the armed forces.

     (c) Any disability pensioner may be required to submit to medical examination at any time during retirement prior to age 65, but not more often than semi-annually, to determine whether the pensioner is eligible for continuance of the disability pension. If on the basis of such examination it is found that the pensioner is no longer disabled or if the pensioner engages in gainful employment, except for purposes of rehabilitation as determined by the Corporation, the pensioner will be deemed recovered and such disability pension will cease. In the event the disability pensioner refuses to submit to medical examination the pension will be discontinued until the pensioner is examined.

Art. II, 4




SECTION 4.   AMOUNT OF PENSIONS

     (a) (1) The monthly pension payable to an employee retired pursuant to the provisions of Sections 1, 2, or 3 of this Article II with benefits payable commencing on or after October 1, 1993 shall be a basic benefit for each year of credited service that the employee had at the date of retirement, determined by the applicable Benefit Class Code and based on the month for which payment is being made as set forth in the table immediately following:

                                   Basic Benefit Rate Per Year
                                       of Credited Service
                                   For Months Commencing
 Retirement With    Benefit    10-1-93      10-1-94    10-1-95
Benefits Payable     Class     through      through      and
  Commencing          Code      9-1-94       9-1-95      After
- --------------------------------------------------------------
                                   $            $          $
                                   -            -          -
OCTOBER 1, 1993        A         32.50        33.50      34.70
and After              B         32.75        33.75      34.95
                       C         33.00        34.00      35.20
                       D         33.25        34.25      35.45


         (2) The monthly pension benefit payable to an employee who retires at the employee's option at a date selected by the employee shall be multiplied by a percentage as set forth in the following table:

                                                               Art. II, 4(a)(2)


    Age When
Pension Commences                   Percentage*
- -----------------------------------------------
       42                              21.0%
       43                              22.6
       44                              24.3
       45                              26.1
       46                              28.2
       47                              30.4
       48                              32.8
       49                              35.4
       50                              38.3
       51                              41.5
       52                              45.0
       53                              48.9
       54                              53.2
       55                              57.9
       56                              63.5
       57                              69.4
       58                              75.2
       59                              80.8
       60                              86.7
       61                              93.3
       62 or over                     100.0


*Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

         If an employee:

         (i) with 30 or more years of credited service retires at the employee's option, or

         (ii) whose combined years of age and years of credited service (to the nearest 1/12 in each case) shall total 85 or more retires at the employee's option,

the monthly basic benefits otherwise payable to such employee after age 62 and one month shall be redetermined without any such reduction.

Art. II, 4(a)(3)



         (3) The basic benefit payable in any month will not be reduced below an amount which results in the early retirement supplement paid to a participant in such month, under Article II, Section 6(a)(1), exceeding the old age insurance benefits, unreduced on account of age, payable under Title II of the Social Security Act, as amended.

     (b) A temporary benefit for each year of credited service up to 30 shall be payable in addition to the monthly basic pension payable to an employee retired under mutually satisfactory conditions, or totally and permanently disabled pursuant to Section 2(b) or Section 3 above, as set forth in the table immediately following:

                               Monthly Temporary
                                Benefit Amount
 Retirees With            Per Year of
Benefits Payable           Credited
  Commencing               Service         Maximum
- ----------------------------------------------------------
October 1, 1993             $              $
Through
September 1, 1994         31.00          930.00

October 1, 1994
through                   31.95          958.50
September 1, 1995

October 1, 1995
and After                 33.10          993.00

                                                                   Art. II, 4(c)



     (c) The monthly temporary benefit determined in (b) above shall be payable until age 62 and one month, or until the age at which the employee becomes or could have become eligible for a Federal Social Security benefit for disability or an unreduced Federal Social Security benefit for age. At such age the temporary benefit shall cease to be payable.

     (d) An employee who is discharged for cause after such employee is eligible to retire at the employee's option under Section 2(a) of this Article II shall be entitled to the benefits provided under Section 4(a) of this
Article II.

     (e) The amount of any monthly pension benefit otherwise payable to the employee at retirement, or earlier commencement, will be reduced by the value of any past and future benefits paid or payable to any alternate payee(s) under a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p).

     The actuarial value will be used to determine any amount to be paid to any such payee(s), if applicable, and the remaining benefit entitlement of the employee.

SECTION 5.   PENSION BENEFITS TO EMPLOYEE'S SURVIVING SPOUSE

     (a) In lieu of the monthly basic benefit otherwise payable, an employee who retires or is retired pursuant to the normal, early or total and permanent disability retirement provisions of this Article II, or who breaks seniority and is eligible for a deferred pension pursuant to the provisions of Section 2 of Article VII hereof, shall be deemed to have elected automatically a reduced amount of monthly basic benefit to provide that, if the designated spouse shall be living at the employee's death after such election shall have become effective, a survivor benefit shall immediately be payable to such spouse commencing on the first of the month following the employee's death and such survivor

Art. II, 5(a)



benefit shall be payable during the spouse's further lifetime. In the event such spouse predeceases such employee, or they are divorced by court decree and a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p) does not provide to the contrary, such employee may cancel the survivor benefit election and have the monthly basic pension benefit restored to the amount payable without such election, effective the first day of the third month (for cancellations on and after January 1, 1994, due to the death of the designated spouse, restoration of the monthly basic pension benefit will be effective the first day of the month) following the month in which the Corporation receives (i) evidence satisfactory to the Corporation of the spouse's death, or (ii) such employee's written revocation of the election because of divorce, on a form approved by the Corporation and accompanied by evidence satisfactory to the Corporation of a final decree of divorce.

     The automatic election provided in this subsection (a) shall become effective on the later of (i) the commencement date of the employee's monthly pension benefit, (ii) the first day of the month following the month in which the employee attains age 55 (except that this item (ii) shall not apply to an employee with 30 or more years of credited service or to an employee who retires with benefits payable prior to age 55 pursuant to Section 2(b) of this
Article II), or (iii) the first day of the month following the month in which the employee has been married one year if married when the election would otherwise become effective but such marriage has been in effect less than one year at that date.

     An employee may prevent the automatic election provided in this subsection
(a) during the 90-day period prior to the effective date of such automatic election by executing a specific written rejection of such election, which includes the written consent of the

                                                                   Art. II, 5(a)



employee's spouse witnessed by the plan representative or a notary public, on a form approved by the Corporation and filing it with the Corporation.

     Information regarding this coverage is included in the summary plan description, which will be provided to each employee. Within a reasonable period prior to the annuity starting date, each participant shall be provided a written explanation of: (i) the terms and conditions of the surviving spouse coverage; (ii) the participant's right to make and the effect of an election to waive the surviving spouse coverage; (iii) the rights of the participant's spouse; and (iv) the right to make and the effect of revocation of a previous selection to waive the surviving spouse coverage.

     (b) The beneficiary of a survivor benefit election shall be only the person who is the employee's spouse at such time and who has been such spouse for at least one year immediately prior to the effective date of such election.

     (c) A survivor benefit election shall be revoked automatically upon the death of the employee or the designated spouse, or both, prior to the effective date of the election.

     (d) A survivor benefit election shall be irrevocable at and after its effective date if the employee and the designated spouse shall be living at such date, except as otherwise provided in Section 5(a) of this Article II.

     (e) For an employee who makes a survivor benefit election or who is deemed to have made such election under this Section 5, the reduced amount of the monthly basic benefit referred to in (a) above shall be equal to an amount determined by multiplying the monthly basic benefit otherwise payable to the employee by 95% if the employee's age and the eligible spouse's age are the same; except that, in the case of an employee whose basic benefits are subject to

Art. II, 5(e)



redetermination at age 62 and one month the amount of reduction in the monthly basic benefit before such age for the survivor benefit election shall be based on the monthly basic benefit payable to such employee after age 62 and one month. Such percentage shall be increased by one-half of one percent (1/2%) (up to a maximum of 100%) for each 12 months in excess of five (5) years that the spouse's age exceeds the employee's age and shall be decreased by one-half of one percent (1/2%) for each 12 months in excess of five (5) years that the spouse's age is less than the employee's age.

     (f) The survivor benefit payable to the surviving spouse of a retired employee who has completed an election or who is deemed to have made an election under this Section 5, and who dies after such election becomes effective, shall be a monthly benefit for the further lifetime of such surviving spouse equal to 60% of the reduced amount of such employee's monthly basic benefit as determined in (e) above; except that the survivor benefit payable to the surviving spouse of an employee whose basic benefits are subject to redetermination at age 62 and one month pursuant to Section 4(a) of this
Article II, shall be based on the monthly basic benefit payable to such employee after age 62 and one month.

     (g) The surviving spouse of an employee

         (i) who dies on or after attaining age 65, or on or after attaining age 55 and after the employee is eligible to retire at the employee's option under Section 2(a)(1) or 2(a)(2) of this Article II, or at any age with 30 or more years of credited service, but before the first day of the month following the date on which the employee retires or before the commencement date of the employee's monthly pension in the case of an employee who retires and defers the receipt of the monthly pension, and

                                                              Art. II, 5(g)(ii)



         (ii) who, if the employee had retired at the date of death, would have been eligible for the election under subsection (a) of this Section 5,

     shall immediately be entitled to a monthly benefit during the spouse's lifetime, terminating with the last monthly payment before the spouse's death. The monthly benefit payable to the surviving spouse shall be the amount such spouse would have been entitled to receive under subsection (f) of this Section 5, if the employee had retired on the date of death under Sections 1, 2(a)(1), 2(a)(2) or 2(a)(3), whichever is applicable, of this Article II with benefits commencing the first of the following month and had effectively made the election under subsection (a) of this Section 5.

     (h) The death of an otherwise eligible employee who has retired under
Section 3 of this Article II, occurring on or after attaining age 55, but before the first day of the month following the date of death, shall not disqualify an otherwise eligible surviving spouse from receiving a benefit hereunder.

SECTION 6.   SUPPLEMENTS

     (a) An employee who retires under Section 2 (other than an employee referred to in Section 4(d) of this Article II, unless the Corporation or an Impartial Umpire under an applicable collective bargaining agreement determines the discharge should not result in the employee being ineligible for benefits under this Section 6), or Section 3 of this Article II, and who files an application for a pension within five years of the last day worked for the Corporation and who agrees to restrict participation in the work force before age 62 and one month as provided in (e) below will receive, in addition to the pension, certain supplements as set forth below:

         (1) If the employee retires under Section 2 or Section 3 of this
Article II with 30 or more years of

Art. II, 6(a)(1)



credited service at the date of retirement, such employee shall be entitled to a monthly early retirement supplement until age 62 and one month in an amount which when added to the monthly pension under this Plan will equal the amount of total monthly benefit provided in the table set forth below, subject to subsequent provisions of this Section 6:

                            Total Monthly Benefit Rate
                            For Determining Monthly
                          Early Retirement Supplement
                         Prior to Age 62 and One Month
                               For Retirements With
                                 30 or More Years
                               of Credited Service
  Retirement        10-1-93          10-1-94         10-1-95
With Benefits       through          through           and
  Payable            9-1-94           9-1-95           After
Commencing
- ------------------------------------------------------------------
October 1,            $                 $                $
   1993
and After           1,900             1,960            2,030


         (2) If the employee retires at the employee's option after attaining age 55 with benefits payable commencing on or after October 1, 1993 with less than 30 years of credited service, such employee shall be entitled to a monthly interim supplement until the attainment of age 62 and one month equal to the amount provided immediately below for each year of credited service that such employee had at the date of retirement, subject to the provisions of (b), (e) and (g) of this Section 6:

                                                              Art. II, 6(a)(2)

                                Monthly Amount* and Effective Date
                                      of Interim Supplement
                              Payable Prior to Age 62 and One Month
                                 for Each Year of Credited Service
                                  Retired With Benefits Payable
                                    Commencing on or After
                                       October 1, 1993
Age at                  10-1-93            10-1-94        10-1-95
Retirement              through            through          and
                         9-1-94            9-1-95          After
- -------------------------------------------------------------------

                            $                 $              $

55                        13.65             14.05          14.55
56                        16.05             16.55          17.15
57                        19.45             20.05          20.80
58                        22.80             23.50          24.35
59                        25.50             26.25          27.20
60                        29.45             30.35          31.45
61                        29.45             30.35          31.45


*Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

     (b) The early retirement supplement under provision (a)(1) of this Section 6 for an employee who retires at the employee's option shall be calculated assuming that the basic pension commences immediately after retirement, and such early retirement supplement and the interim supplement under provision
(a)(2) of this Section 6 shall be reduced for any month prior to age 62 and one month, for which the employee becomes or could have become eligible for a Federal Social Security benefit, by an amount equal to the amount of the temporary benefit to which the employee would have been entitled if retired under Section 2(b) of this Article II.

Art. II, 6(c)



     (c) The early retirement supplement under provision (a)(1) of this Section 6 for an employee who retires under Section 2(b) or Section 3 of this Article II shall be calculated on the assumption that the employee will receive a temporary benefit until age 62 and one month, even if such temporary benefit is not received by the employee until such age because of entitlement to Social Security Benefits.

     (d) The early retirement supplement under provision (a)(1) of this Section 6 for an employee who does not prevent the automatic election of the surviving spouse coverage provided under Section 5 of this Article II shall be calculated on the basis of the monthly pension the employee would have received if the employee had prevented such automatic election.

     (e) Any of the supplements to which an employee is entitled shall commence on the first day of the month following the date on which the employee retires and shall be payable monthly thereafter until and including the first day of the month in which the employee (1) dies, (2) has the pension cease for any other reason, (3) is reemployed by the Corporation, or (4) attains age 62 and one month, whichever occurs first. However, if an employee entitled to receive a supplement has earnings after retirement in excess of the following annual earnings limitation in any calendar year before the attainment of age 62 and one month, such earnings being defined for this purpose as the type counted for the earnings test under the Federal Social Security Act or the corresponding type in any future Federal legislation amending, superseding, supplementing or incorporating the Federal Social Security Act, a penalty equal to double the amount by which such earnings exceed the amount permitted shall be charged against each succeeding monthly supplement which the employee would otherwise be entitled to receive until the full amount of such penalty

                                                                 Art. II, 6(e)



is satisfied, it being understood that penalties and charges herein shall be cumulative if appropriate:



                                      Annual Earnings Limitation
Calendar Year                                   Amount
- -------------                         --------------------------
                                                  $
   1993                                        15,000
   1994                                        15,500
   1995                                        15,500
   1996                                        15,500


     An employee receiving a monthly early retirement supplement or interim supplement may be required to certify whether such employee's annual earnings have been in excess of the permitted amount and to furnish verification of the amount of such earnings. Unless repaid by the employee in a lump sum, any overpayments of a supplement made after an employee incurred a penalty because of excess earnings in accordance with the preceding paragraph shall be deducted from future monthly benefits payable to the employee under this Pension Plan.

     The annual earnings limitation provisions of this subsection (e) shall not be applicable to any mutually satisfactory retirement with benefits payable commencing on or after October 1, 1993 and prior to September 14, 1996.

     (f) If a retired employee has been receiving a pension under Section 3 of this Article II and has been receiving a supplement and, on the basis of medical evidence satisfactory to the Corporation, it is found that such employee is no longer totally and permanently disabled and seniority is restored, or if such employee is reemployed by the Corporation, such employee shall not thereby forfeit any right thereafter to receive a supplement if such employee thereafter retires under this Pension Plan.

Art. II, 6(g)


     (g) If the total of the employee's monthly pension under this Pension Plan and the monthly early retirement supplement or interim supplement receivable as computed above would exceed 70% of the employee's final base pay, such monthly supplement (but not the monthly pension) shall be reduced to the extent required so that such monthly pension plus the supplement will equal 70% of the employee's final base pay. For this purpose, an employee's final base pay shall mean 173 1/3 times the employee's Base Hourly Rate as defined in Article X.

SECTION 7.   SPECIAL BENEFIT

     (a) A retired employee, or a surviving spouse, (i) age 65 or older, or
(ii) under age 65 and enrolled in the voluntary "Medicare" coverage that is available under the Federal Social Security Act by making contributions (in either case excluding the spouse of a former employee who received a deferred vested pension benefit under Article VII of the Plan), who is receiving a monthly benefit under Article II of the Plan which commenced prior to October 1, 1979, subject to (d) below, shall receive a monthly special benefit equal to the lesser of the generally applicable "Medicare" Part B premium in effect as of the dates below, or:

         (i) $38.50 for months commencing on or after January 1, 1993,

         (ii) $41.10 for months commencing on or after January 1, 1994,

         (iii) $46.10 for months commencing on or after January 1, 1995,

         (iv) $51.60 for months commencing on or after January 1, 1996.

     (b) In no event shall such payment commence prior to the first day of the month following the earlier of (i) the month during which age 65 is attained, or (ii) for

                                                                   Art. II, 7(b)



enrollments effective prior to October 1, 1993 receipt by the Corporation of application on a form provided for this purpose from an otherwise eligible individual under age 65; except that, with respect to an otherwise eligible individual under age 65, payment shall commence with the first month of such enrollment, but in no event prior to October 1, 1979.

     (c) Not more than one such payment shall be made to any individual for any one month. No such payment shall be made to any individual under age 65 for any month such individual is not enrolled for such voluntary "Medicare" coverage. No such payment shall be made under this Plan to any individual who retires with benefits payable commencing on or after October 1, 1979.

     (d) The special benefit payable to an individual who is not enrolled in "Medicare" Part B as of October 1, 1990, but who was receiving a special benefit, is limited to $28.00 per month. Such an individual will become entitled to the schedule of payments in subsection (a) above, upon proof of enrollment in "Medicare" Part B. Thereafter, continued receipt of a special benefit will be contingent on maintenance of "Medicare" Part B enrollment.

     (e) For an individual enrolled in "Medicare"
Part B as of October 1, 1990, or who first becomes eligible for "Medicare" Part B on or after October 1, 1990, receipt of a special benefit on and after January 1, 1991 is contingent upon continued enrollment in "Medicare" Part B.

SECTION 8. BENEFITS FOR EMPLOYEES WHO RETIRED WITH BENEFITS PAYABLE COMMENCING PRIOR TO OCTOBER 1, 1993

An employee who retired under Article II of the Plan with benefits payable commencing prior to October 1, 1993, or the eligible surviving spouse of such an employee, shall be entitled to the benefits, if any,

Art. II, 8



under the Plan as it existed immediately prior to such date, except that

     (a) (1) Benefits payable to such retired employees or surviving spouses shall be increased to the extent necessary to provide monthly benefits equal to the benefits which would have been payable had the basic pension benefits payable to the employee after age 65 been based on the following table:


                                                       Basic Benefit Rate
                                                           Per Year of
                                                        Credited Service
  Retirement                                                For Months
 With Benefits                       Benefit                Commencing
    Payable                           Class               October 1, 1993
   Commencing                          Code                  and After
 -------------                       --------             ---------------
Prior to                                                          $
October 1, 1979                         N/A                     21.00*

October 1, 1979                          A                      22.25
through                                  B                      22.50
September 1, 1980                        C                      22.75
                                         D                      23.00

October 1, 1980                          A                      22.35
through                                  B                      22.60
September 1, 1981                        C                      22.85
                                         D                      23.10

October 1, 1981                          A                      22.45
through                                  B                      22.70
September 1, 1984                        C                      22.95
                                         D                      23.20

October 1, 1984                          A                      25.10
through                                  B                      25.35
September 1, 1985                        C                      25.60
                                         D                      25.85

October 1, 1985                          A                      25.20
through                                  B                      25.45
September 1, 1986                        C                      25.70
                                         D                      25.95

October 1, 1986                          A                      25.30
through                                  B                      25.55
September 1, 1987                        C                      25.80
                                         D                      26.05




*Including, if applicable, $1.00 waived for election of a special survivor option.

                            (Continued On Next Page)

                                                               Art. II, 8(a)(1)



                        (Continued From Preceding Page)

                                                       Basic Benefit Rate
                                                           Per Year of
                                                        Credited Service
  Retirement                                                For Months
 With Benefits                       Benefit                Commencing
    Payable                           Class               October 1, 1993
   Commencing                          Code                  and After
 -------------                       --------             ---------------
                                                                  $
October 1, 1987                          A                      28.30
through                                  B                      28.55
September 1, 1988                        C                      28.80
                                         D                      29.05

October 1, 1988                          A                      28.40
through                                  B                      28.65
September 1, 1989                        C                      28.90
                                         D                      29.15

October 1, 1989                          A                      28.50
through                                  B                      28.75
September 1, 1990                        C                      29.00
                                         D                      29.25

October 1, 1990                          A                      31.70
and prior to                             B                      31.95
October 1, 1993                          C                      32.20
                                         D                      32.45




     (2) Benefits payable to employees retired on and after October 1, 1973, shall be based on the Benefit Class Code applicable to the employee, determined as though the maximum base hourly rate of the employee's job classification had included the amount of any wage inequity adjustment made applicable to such job classification on or after September 14, 1973, and prior to the employee's loss of seniority.

          (3) If an employee whose monthly basic benefit otherwise would have been redetermined at age 62 attains age 62 on or after March 1, 1982, such redetermination shall be effective at age 62 and one month.

        (b) Any temporary benefits payable to such retired employees until age 65 if retired with benefits payable commencing before March 1, 1974, or age 62 if retired with benefits payable commencing on or after March 1, 1974 or age 62 and one month for a retired employee who attains age 62 on or after March 1, 1982, or in any case, if earlier, until the age at which the employee becomes or could have become eligible for a Federal Social Security benefit for disability or an unreduced Federal Social Security benefit for age shall be increased to the extent necessary to provide monthly temporary benefits equal to the temporary benefits which would have been payable had the temporary benefits payable to the employee prior to such age 65 (or age 62 or age 62 and one month) or earlier age been based on the following:

                                                                   Art. II, 8(b)


  Retires With                 Monthly Temporary Benefit Amount*
Benefits Payable             Per Year of
  Commencing              Credited Service             Maximum
- ----------------          ----------------             -------
                                  $                       $
Prior to
September 1, 1964               12.50                   325.00

Setember 1, 1964
and prior to
October 1, 1967                 13.00                   325.00

October 1, 1967
and prior to
October 1, 1970                 13.25                   331.25

October 1, 1970
and prior to
March 1, 1974                   13.75                   343.75

March 1, 1974
and prior to
October 1, 1976                 14.75                   368.75

October 1, 1976
and prior to
October 1, 1978                 15.25                   381.25

October 1, 1978
and prior to
October 1, 1979                 16.25                   406.25

October 1, 1979
and prior to
October 1, 1980                 17.25                   431.25

October 1, 1980
and prior to
October 1, 1981                 18.25                   456.25

October 1, 1981
and prior to
January 1, 1983                 19.25                   481.25



* Benefit payable for months commencing October 1, 1993.

                            (Continued On Next Page)

Art. II, 8(b)



                        (Continued From Preceding Page)


  Retires With                        Monthly Temporary Benefit Amount*
 Benefits Payable                  Per Year of
   Commencing                    Credited Service             Maximum
 ----------------                ----------------             -------
January 1, 1983                          $                       $
and prior to
October 1, 1985                        19.25                   577.50

October 1, 1985
and prior to
October 1, 1986                        20.25                   607.50

October 1, 1986
and prior to
October 1, 1987                        21.25                   637.50

October 1, 1987
and prior to
October 1, 1988                        21.45                   643.50

October 1, 1988
and prior to
October 1, 1989                        22.55                  676.50

October 1, 1989
and prior to
October 1, 1990                        23.65                  709.50

October 1, 1990
and prior to
October 1, 1991                        26.00                   780.00

October 1, 1991
and prior to
October 1, 1992                        28.20                   846.00

October 1, 1992
and prior to
October 1, 1993                        30.30                   909.00




* Benefit payable for months commencing October 1, 1993.

                                                              Art. II, 8(c)(1)



     (c) (1) An employee who retired under Article II of this Plan with 30 or more years of credited service who is receiving a monthly supplement which commenced prior to October 1, 1993 shall receive an increase to such monthly supplement as follows:


                                                Amount of Increase*
                                      Payable to               Payable Between
Effective Date                          Age 62                   Ages 62 and
 of Increase                         and One Month               One Month-64
- --------------                       -------------             ----------------
                                           $                           $
October 1, 1993                          60.00                       30.00



     The amount of any monthly supplement payable to an employee who retired under Article II of the Plan with benefits commencing prior to October 1, 1993 shall be redetermined to the amount of supplement which would have been payable had the applicable benefit rates set forth in this Section 8 been in effect when such employee's benefits commenced. If such retired employee is entitled as of October 1, 1993 to receive Social Security benefits, and became so entitled before October 1, 1993, any increase in the rate of temporary pension provided in provision (b) of this Section 8 shall not be considered in redetermining the supplement until the retired employee ceases to be so entitled.

         (2) An employee who retired under Article II of this Plan at the employee's option after attaining age 55 with less than 30 years of credited service who is receiving an interim supplement which commenced prior to October 1, 1993 shall receive, for months commencing on and after October 1, 1993, an increase to such interim supplement, as follows:

Art. II, 8(c)(2)


  Age at                 Monthly Increase Per Year
Retirement                  of Credited Service
- ----------               -------------------------
                                     $

   55                              0.45
   56                              0.50
   57                              0.65
   58                              0.75
   59                              0.80
   60                              0.95
   61                              0.95




     (d) The survivor benefit payable to the surviving spouse of a retired employee who has completed an election of a special survivor option and who dies after such election becomes effective, shall be a monthly benefit for the further lifetime of such surviving spouse equal to $9.55 for each year of credited service that such retired employee had at the date of retirement, with respect to benefits payable for any month commencing on or after October 1, 1993.

     (e) An employee who retired under Article II of the Plan, or who is eligible for a deferred pension pursuant to the provisions of Section 2 of
Article VII of the Plan, and who has surviving spouse coverage in effect but whose designated spouse predeceases the employee, may have the monthly basic pension benefit restored to the amount payable without such coverage, effective the first day of the third month (for restorations on and after January 1, 1994, restoration of the monthly basic pension benefit will be effective the first day of the month) following the month in which the Corporation receives evidence satisfactory to the Corporation of the spouse's death.

     (f) In lieu of receiving a reduced amount of any increase in benefits otherwise payable under this

                                                                   Art. II, 8(f)



Section 8 on or after April 1, 1971 in order to provide an increase in the amount of survivor benefit otherwise payable, an employee who retired under
Article II of the Plan with benefits payable commencing prior to November 23, 1970, who is divorced by court decree, and for whom the terms of a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p) do not expressly prohibit cancellation of the survivor annuity, from the employee's designated spouse for whom survivor benefit coverage is in effect, may elect to receive the full amount of such increase. To make such election the employee must complete a form approved by the Corporation and file it with the Corporation, accompanied by evidence satisfactory to the Corporation of a final decree of divorce, in which case such election shall become effective with respect to benefits falling due for months commencing on the first day of the third month following the month in which the Corporation receives such completed election form and final decree of divorce.

     (g) An employee who retired or retires under Article II of the Plan with benefits payable commencing on or after January 1, 1962, who marries, or remarries, subsequent to the earliest date survivor benefit coverage was in effect, or was not in effect on such date solely because the retired employee was not then married, may elect, or re-elect, survivor benefit coverage. Any such coverage, and the benefits thereunder, shall be provided under the terms and conditions of the Plan in effect at the time of the employee's retirement. Such coverage shall become effective on the first day of the third month following the month in which the Corporation receives a completed election form, but in no event before the first day of the month following the month in which the retired employee has been married one year.

     No election provided hereunder shall become effective under any circumstance for any retired

Art. II, 8(g)



employee whose completed election form is received by the Corporation after the first day of the month in which the retired employee has been married one year.

     This subsection (g) also shall be applicable to an employee retired with benefits payable commencing on or after October 1, 1993.

     (h) Monthly benefits payable under this Section 8 on and after October 1, 1993 shall not be limited by the 70% benefit limitation in Section 6(g) of this
Article II.

     (i) The monthly amount of any lifetime supplement payable to an employee retired with benefits payable commencing on or after March 1, 1974 with 30 or more years of credited service shall be $35.00.

     (j) The monthly amount of any age-service supplement payable to an employee retired with benefits payable commencing on or after March 1, 1974 with less than 30 years of credited service but after attaining age 62 and one month shall be $1 for each year of credited service reduced by 1/36th for each complete calendar month that the employee is under age 65 at the date of retirement.

SECTION 9.   EMPLOYEES NOT ACTIVELY AT WORK

The absence of an employee from active work at the time such employee would be eligible to retire under the Plan shall not preclude the employee's retirement without return to active work.

SECTION 10.  JOINT AND SURVIVOR COVERAGE

     (a) In lieu of the monthly basic benefit otherwise payable, an employee who retires pursuant to the provisions of Section 3 of this Article II who is under age 55 and has less than 30 years of credited service shall be deemed to have elected automatically a reduced

                                                                  Art. II, 10(a)



amount of monthly basic benefit, up to and including the month in which the retired employee dies or attains age 55, whichever occurs first, and a monthly survivor's benefit, beginning on the first day of the month after the retired employee would have reached age 55 shall be payable to the designated spouse during the further lifetime of the spouse.

     (b) This automatic election shall be deemed to have been made at the time the employee shall apply or shall have applied for a disability pension benefit (with the election being effective the first day of the month for which the first benefit under the Plan is payable).

     (c) The automatic election provided in this Section 10 shall be applicable only with respect to a spouse to whom the employee is married on the date of such election and only if the retired employee and the spouse shall have been married throughout the one-year period ending on the date of the retired employee's death.

     (d) An employee may prevent the automatic election provided in this
Section 10 during the 90-day period prior to the effective date as set forth in subsection (b) of this Section 10, by specific written rejection which includes the written consent of the spouse witnessed by the plan representative or a notary public on a form approved by the Corporation.

     (e) In any event, the election shall automatically be canceled:

     (i) if the employee's disability retirement status terminates other than by death prior to the first day of the month after the retired employee attains age 55, or

     (ii) if the retired employee survives on a disability retirement status until the first day of the month after the attainment of age 55, at which time the coverage described in Section 5 of this Article II becomes applicable.

Art. II, 10(f)



     (f) The amount of the monthly basic benefit payable to an employee deemed to have made the election provided hereunder shall be determined by reducing actuarially the amount of such benefit for the cost of the survivor benefit payable in the event of the retired employee's death before the first of the month following the attainment of age 55. The actuarial reduction shall be based on the age of the retired employee and the spouse (the age of each being determined as their age at the birthday nearer the date on which the benefits commence) and shall reflect the higher mortality associated with being disabled. Reduction factors at selected ages for disability survivor coverage before age 55 are set forth in the following table:

                             Age Difference Between
                          Disabled Employee and Spouse

 Age of                            Spouse Is:
Employee
 When            10        5                5     10
 Benefits      Years      Years    Same   Years  Years
Commence      Younger    Younger    Age   Older  Older
- ------------------------------------------------------
                 %           %       %      %      %

30              8.6         8.1     7.5    6.7    5.9
35             10.4         9.9     9.2    8.3    7.2
40             12.5        11.8    11.0   10.0    8.8
45             14.3        13.5    12.7   11.6   10.3
50             13.9        13.2    12.4   11.4   10.2
51             13.1        12.5    11.7   10.8    9.7
52             10.4         9.9     9.3    8.6    7.7
53              3.4         3.2     3.0    2.8    2.5
54              3.4         3.3     3.1    2.8    2.5



NOTE: Actuarial reduction factors for ages not shown will be calculated on the same basis as the factors shown.

                                                                 Art. II, 10(g)



     (g) The amount of the monthly benefit payable to the surviving spouse of a retired employee deemed to have made the election specified hereunder shall be 50% of the amount of the monthly basic benefit payable to the retired employee after the reduction provided in subsection (f) of this Section 10.

     (h) Anything in the Plan to the contrary notwithstanding, if the designated spouse of a retired employee deemed to have made the election provided hereunder shall predecease such retired employee, or they are divorced by court decree and a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p) does not provide to the contrary, the monthly basic benefit of such retired employee shall be restored to the amount payable without such election, effective the first day of the third month (for restorations on and after January 1, 1994, due to the death of the designated spouse, restoration of the monthly basic pension benefit will be effective the first day of the month) following the month in which the Corporation receives evidence satisfactory to the Corporation of the spouse's death or divorce.

     (i) No benefit shall be payable under this Section 10 for any month for which benefits are payable under Article II, Section 5(h) or Section 11 of this Plan.

     (j) Information regarding this coverage is included in the summary plan description, which will be provided to each employee. Within a reasonable period prior to the annuity starting date, each participant shall be provided a written explanation of: (i) the terms and conditions of the surviving spouse coverage; (ii) the participant's right to make and the effect of an election to waive the surviving spouse coverage; (iii) the rights of the participant's spouse; and (iv) the right to make and the effect of a revocation of a previous selection to waive the surviving spouse coverage.

Art. II, 11



SECTION 11. PRE-RETIREMENT SURVIVOR COVERAGE TO COMPLY WITH THE RETIREMENT
            EQUITY ACT OF 1984

     (a) An employee who:

         (i) has either 5 or more years of credited service, or 5 years of "service" as provided under Article III, Section 6, or

         (ii) breaks seniority on or after October 1, 1993 and who is eligible for a deferred pension under Article VII, Section 2,

     and in either case is not eligible for the survivor benefit coverage provided under Section 5 of this Article II, shall have the pre-retirement survivor coverage described herein.

     Such coverage shall remain in full force and effect until the date on which the employee or former employee becomes eligible for the survivor benefit coverage provided under Article II, Section 5, at which time the pre-retirement survivor coverage described herein shall cease to be effective.

     In the event the employee or former employee predeceases the designated spouse while the pre-retirement survivor coverage provided hereunder is in effect, the designated spouse shall be eligible, during the further lifetime of such spouse, for a monthly benefit commencing on the first of the month following the month in which the employee or former employee would have become eligible to retire at the option of the employee.

     The amount of any such monthly survivor benefit shall be determined by the basic benefit rate in effect for the employee on the date of death of such employee, or the date seniority broke for a former employee.

     (b) The survivor coverage provided hereunder for an employee or former employee shall be effective on

                                                                  Art. II, 11(b)



the date the employee or former employee attains 5 years of credited service or "service" as provided under Article III, Section 6.

     (c) The survivor coverage provided hereunder shall be effective with respect to a spouse to whom the employee or former employee is married, but only if the couple shall have been married throughout the one-year period ending on the date of the employee's or former employee's death.

     (d) Subsections (b) and (c) notwithstanding, if an employee or former employee marries or remarries, such coverage shall be in effect in favor of the spouse upon such marriage or remarriage, unless, in the case of remarriage, a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p) requires such coverage to remain in effect for the former spouse. The effective date of any such coverage shall be in accordance with subsection (c) of this Section 11.

     (e) In the event of divorce, the employee or former employee can revoke the coverage provided hereunder without spousal consent, unless a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p) provides to the contrary.

     (f) The coverage provided hereunder shall be canceled automatically on the date when any employee or former employee becomes eligible for the survivor coverage provided under the provisions of Article II, Section 5 of the Plan.

     (g) The monthly benefit amount payable hereunder to any eligible surviving spouse shall be 50% of the monthly amount of the basic benefit as determined in
Article VII, Section 2(b) otherwise payable at the (i) date of death to the employee, or (ii) date seniority broke for a former employee, after any reduction provided in Section 2(c) of Article VII.

Art. II, 11(h)



     (h) No benefit shall be payable under this Section 11 for any month for which benefits are payable under Article II, Section 5 or Section 10 of this Plan.

     (i) Information regarding the coverage provided hereunder is included in the summary plan description, which will be provided to each employee covered by the Pension Plan, in accordance with The Employee Retirement Income Security Act (ERISA).

     (j) The pre-retirement survivor coverage provided hereunder will apply to eligible employees and former employees separated from service:

         (1) whose last day worked for the Corporation was on or after October 1, 1976, and

         (2) who have entitlement to but have not commenced receipt of deferred vested benefits, and

         (3) who were alive as of August 23, 1984.

                                  ARTICLE III

                                CREDITED SERVICE

SECTION 1. CREDITED SERVICE SUBSEQUENT TO OCTOBER 1, 1950

     (a) (1) Credited service shall be computed for each calendar year for each employee on the basis of total hours compensated by any plant or Division of the Corporation during such calendar year while the employee has unbroken seniority. Employment while covered under The GM Special Pension Plan shall not be credited hereunder, except for an employee with seniority on March 1, 1988, who has not received a cash payment representing such employee's accrued benefit under The GM Special Pension Plan. Any calendar year in which the employee has 1700 or more compensated hours shall be counted a full

                                                              Art. III, 1(a)(1)



calendar year. Where the employee's total hours compensated during a calendar year are less than 1700 hours, a proportionate credit shall be given to the nearest 1/10 of a year.

         (2) For the purpose of computing credited service, hours of pay at premium rate shall be computed as straight time hours.

     (b) For the purpose of computing compensated hours under subsection (a) of this Section 1:

         (1) An employee with seniority on or after January 1, 1968 who is absent from work during any calendar year thereafter because of layoff or while on a Corporation approved sick leave, shall be credited with 40 hours for each complete calendar week of such absence during such year in addition to any other hours credited, provided that such employee shall have received pay from the Corporation during that year for at least 170 hours, and provided further that if such absence commences in calendar year 1970 or later, and such layoff or sick leave continues into the following year, the employee shall be credited with 40 hours for each complete calendar week of absence in the following year, not to exceed 1530 hours of credit for all such absence related to receipt of such pay from the Corporation in the first year.

         An employee who is recalled from permanent layoff and returns to work on or after October 1, 1993 shall become eligible for the 1530 hours of credit hereunder, applicable during a sick leave or layoff, on the later of: (1) receipt of pay from the Corporation for at least 170 hours, or (2) the day next following the 12th week of pay from one or more GM plants within a calendar year. If the employee receives pay from the Corporation for 170 or more hours prior to the 12th week in (2) immediately above, the employee shall become eligible for "bank" hours equal to the

Art. III, 1(b)(1)



number of hours worked since recall, plus any "bank" hours to which the employee was entitled immediately before such return to work, but in no case to exceed 1530 hours.

         An employee who returns to work on or after October 1, 1979 and receives pay for a period of less than 170 hours and who thereafter returns to such layoff or sick leave, shall not be disqualified, solely because of the receipt of such pay, from receiving any such credit for which the employee otherwise would be eligible hereunder. For the purposes of this subsection only, an employee who is laid off subsequent to October 1, 1979 and whose first day of absence due to such layoff is the first regularly scheduled work day in the January next following the last day worked shall be deemed to have been laid off on December 31 of the year in which the employee last worked. A part-time employee shall be credited for any week of such absence in the same percentage relationship as such employee's regular part-time schedule is to 40 hours.

         An employee who (i) is at work on or after October 1, 1993; (ii) has 10 or more years of seniority at time of layoff commencing on or after October 1, 1993; (iii) while on such layoff has received the maximum of 1530 hours of credit for periods of absence due to layoff or Corporation approved sick leave in accordance with the preceding paragraph of this Section 1(b)(1); and (iv) continues thereafter to be absent due to such layoff shall be credited with 40 hours for each complete calendar week of absence due to such layoff up to a maximum of 1700 hours of credit.

         (2) An employee who is absent from work because of occupational injury or disease incurred in the course of such employee's employment with the Corporation, and on account of such absence receives

                                                              Art. III, 1(b)(2)



Workers Compensation while on Corporation approved leave of absence shall be credited with 40 hours for each complete calendar week of such absence after September 1, 1961.

     (c) Any salaried employee transferred to an hourly-rate job who thereby becomes an employee covered by the Plan shall have credited to the nearest 1/10 year any credited service the employee had as of the date of such transfer under any Corporation retirement plan for salaried employees.

     (d) If an employee who retired is rehired, such employee may accumulate additional credited service by reason of such reemployment.

     (e) For the purpose of computing compensated hours under subsection (a) of this Section 1:

         (1) An employee who after October 1, 1950 and prior to June 1, 1955 was absent from work because such employee entered into active service in the armed forces of the United States and who was given a Corporation approved leave of absence for such period shall be credited with the number of hours that the employee would have been scheduled to work during such absence.

         (2) An employee, who on or after June 1, 1955 was or is absent from work to enter into (or remain in) active service in the armed forces of the United States and for that reason was or is given a Corporation approved leave of absence, shall be credited with 40 hours for each complete calendar week while on such leave; provided, however, that credited service based on such hours shall not exceed four years (including credited service, if any, granted under subsection (e)(1) of this Section 1), or such longer period during which the employee has reemployment rights pursuant to any Federal law, and provided, further, that the employee is reemployed in accordance

Art. III 1(e)(2)



with the terms of such leave of absence or, if reemployed by the Corporation at a location other than the location from which the leave was granted, within 90 days from the date of discharge from the armed forces.

     (f) Any employee hired on an hourly-rate job by a plant or Division of the Corporation, who has credited service under any Corporation retirement plan for salaried employees or who has lost credited service under any such plan, shall, upon making proper application, have such service credited to the nearest 1/10 year; provided that the employee acquires or acquired seniority following the loss of such credited service.

     (g) If a former salaried employee who is entitled to a deferred retirement benefit under Part A of the General Motors Retirement Program for Salaried Employees is reemployed by the Corporation and acquires seniority prior to the commencement of such deferred retirement benefit, such employee shall, upon making proper application, have reinstated, in lieu of the deferred retirement benefit, the credited service lost at the time the employee became entitled to such deferred retirement benefit.

     (h) An employee with at least five years of seniority:

         (1) on January 1, 1968 who was absent from work because of layoff during any calendar year after December 31, 1955 and before January 1, 1963, or

         (2) on December 10, 1973 who was absent from work because of layoff during any calendar year after December 31, 1950 and before January 1, 1956, or

         (3) on October 1, 1979 who was absent from work because of layoff during any calendar year after December 31, 1962 and before January 1, 1968, or

                                                              Art. III, 1(h)(4)




         (4) on October 1, 1984 who was absent from work because of layoff during any calendar year after December 31, 1978 and before January 1, 1984, or

         (5) on October 1, 1993 who was absent from work because of layoff during any calendar year after December 31, 1973 and before January 1, 1977 shall be credited with 40 hours for each complete calendar week of such absence, not previously credited under this Section 1, during which the employee had seniority multiplied by a percentage as set forth in the following table:

     Employee's Seniority
     on January 1, 1968
     in the Case of (1)
     Above or
     December 10, 1973
     in the Case of (2) Above
     or October 1, 1979
     in the Case of (3) Above
     or October 1, 1984
     in the Case of (4) Above
     or October 1, 1993
     in the Case of (5) Above                 %
     ---------------------------------------------
     20 years or more                         100
     15 years but less than 20 years          75
     10 years but less than 15 years          50
      5 years but less than 10 years          25

     provided that the employee makes proper application.

     (i) In no event shall any employee be credited with more than 1700 hours, including compensated hours, in any calendar year. No employee shall be credited with any service after retirement. There shall be no duplication of credited service under the Plan. Not

Art. III, 1(i)



more than one year of credited service shall be credited to any employee in any calendar year, except as otherwise provided in Section 5 of this Article III with respect to foundry service.

     (j) Notwithstanding any other Section of this Article III, in the case of an employee who shall retire on or after October 1, 1990, the employee's credited service for the period before January 1, 1966 shall not be less than the employee's seniority as of December 31, 1965 as determined under the Collective Bargaining Agreement.

SECTION 2. LOSS OF CREDITED SERVICE

An employee will lose all credited service for purposes of this Plan:

     (a) if the employee quits,

     (b) if the employee is discharged or released,

     (c) if the employee's seniority is broken for any other reason.

SECTION 3. REINSTATEMENT OF CREDITED SERVICE

     (a) Any employee with seniority on or after October 1, 1993 who breaks seniority and thereby loses or has lost credited service under Section 2 of this Article III and then is or was later reemployed by any plant or Division of the Corporation shall, upon making proper application, have such credited service reinstated provided the employee subsequently acquires or acquired seniority.

     (b) Any employee retired under the provisions of this plan who subsequently has seniority reinstated, will have credited service at the time of retirement reinstated.

                                                                    Art. III, 4




SECTION 4. SERVICE WITH A FOREIGN SUBSIDIARY

An employee with seniority on or after October 1, 1993 whose employment as an hourly or salaried employee with a directly or indirectly wholly-owned or substantially wholly-owned foreign subsidiary of General Motors Corporation has been terminated other than by retirement, shall be granted credited service under this Plan for any periods of active service with such foreign subsidiary or, if greater, the amount of service credited to such employee under any pension or retirement plan of the foreign subsidiary at the time of termination, provided such service was prior to the most recent period of active service credited under this Plan.

Any monthly benefits payable under this Plan to a retired employee who has received credited service under this Section 4 will be reduced by an amount equivalent to the total of any monthly benefits that could be payable to such employee under any retirement plan to which the foreign subsidiary has contributed, excluding, however, any such plan or any portion of any such plan providing retirement benefits purchased solely by voluntary employee contributions. Any survivor's benefits payable under this Plan to a survivor of such an employee shall be subject to similar reduction by monthly survivor's benefits payable under any plan to which the foreign subsidiary has contributed.

SECTION 5. FOUNDRY SERVICE

An employee with seniority on or after October 1, 1993 who at retirement has over 10 years of credited service which such employee accrued while employed on certain foundry job classifications as set forth in Appendix B, shall receive additional credited service related thereto. Total credited service for any such employee who retires with benefits payable

Art. III, 5



commencing on or after October 1, 1975 shall be the sum of (i) credited service otherwise credited to the employee, and (ii) any such additional credited service which shall be credited to the employee in accordance with the following table:

     Years of Credited Service                Additional
           Credited on                         Credited
           Foundry Jobs                        Service
     -------------------------                ----------
     For years 1 through 10                   0
     For years 10.1 through 25                33-1/3%
     For years over 25                        20%

If any such employee is continuously employed exclusively on such foundry jobs in a calendar year, such additional credited service shall apply to any credited service otherwise credited to the employee for such year. If any such employee (i) is not continuously employed in a calendar year, or (ii) is employed on other than such foundry jobs in such year, such additional credited service shall apply to any credited service otherwise credited to the employee for such year in accordance with the following table:

  If Credited Service                  Additional Credited Service
     Otherwise                    Applies to Such Year Only if Employee
    Credited to                     Spent Following Minimum Number of
    Employee For                        Complete Calendar Weeks on
  Calendar Year is                     Foundry Jobs During Such Year
  -------------------             -------------------------------------
        1.0 (year)                                 26
         .9                                        23
         .8                                        21
         .7                                        18
         .6                                        16
         .5                                        13
         .4                                        10
         .3                                         8
         .2                                         5
         .1                                         3

                                                                    Art. III, 5




No additional credited service shall be granted for any calendar year in which any such employee spends less than the minimum required number of complete calendar weeks on such foundry jobs, as indicated above.

If any such employee is on such foundry job at the commencement of a layoff or approved leave of absence, such additional credited service shall apply to any credited service otherwise credited to the employee while on such layoff or approved leave of absence.

SECTION 6. HOURS, YEARS AND BREAKS IN SERVICE TO COMPLY WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     (a) An employee who breaks seniority on or after October 1, 1976 who would be eligible for a deferred pension under Article VII, Section 2, except solely for the fact that the employee does not have at least 5 years of credited service under the foregoing Sections of this Article III, shall be eligible for a deferred pension under the provisions of Article VII, Section 2 if, at the time the employee breaks seniority, such employee has 5 years of service solely as determined under this Section 6.

     (b) The monthly amount of any such deferred pension shall be based solely on the credited service that the employee had under the foregoing Sections of this Article III when the employee broke seniority.

     (c) No employee shall be eligible to be covered under this Section 6 until such employee (i) attains age 21, or (ii) completes 1 year of service under this Section 6, whichever is later. Rehired employees shall participate immediately.

     (d) An employee shall complete 1 year of service when such employee completes 750 hours of service

Art. III, 6(d)



in the 12 consecutive month period beginning with the employment commencement date. If an employee fails to complete 750 hours of service in such period, such employee shall complete 1 year of service in the first 12 consecutive month period thereafter in which the employee completes 750 hours of service, measured from each succeeding anniversary of the employment commencement date. Thereafter, an employee shall complete 1 year of service during each 12 consecutive month period in which such employee completes 750 hours of service, measured from the anniversary of the employment commencement date. A year of service under this Section 6 shall include service (i) with affiliated group members accrued subsequent to acquisition, (ii) rendered to the Corporation as a former leased employee (but only upon employee application, supported by substantiation satisfactory to the Corporation of such service), and (iii) rendered to the Corporation as a salaried employee in accordance with I.R.C.
Section 414(b), (c), (m), (n), and (o).

     (e) An employee who satisfies the eligibility requirements of this Section 6, and who is otherwise entitled to participate in the Plan, shall commence participation under this Section 6 if the employee satisfies such requirements
(i) between April 1 and September 30; on the first day of the plan year beginning after the date on which such requirements are satisfied, or (ii) between October 1 and March 31; on the first day of the plan year that includes the date such requirements are satisfied, but in no event shall any employee participate hereunder if such employee breaks seniority prior to such commencement date.

     (f) An employee shall complete an hour of service under this Section 6 for each hour paid by the Corporation for working or for having been entitled to work. Any hours for which an employee receives pay for having been entitled to work, irrespective of

                                                                 Art. III, 6(f)



mitigation of damages, shall be credited to the period or periods so entitled, rather than to the period in which such pay is received. There shall be no duplication of any hours of service under this Section 6.

     (g) Solely for purposes of determining years of service for vesting under this Section 6, all of the employee's years of service shall be taken into account except the following: (i) years of service before age 18 (age 22 prior to October 1, 1985); (ii) years of service before January 1, 1971, unless the employee has at least 3 years of service after December 31, 1970; (iii) years of service prior to any 1-year break in service as defined herein, until the employee completes a year of service after such break; (iv) for non-vested participants under this section, years of service prior to any 1-year break in service if the number of such consecutive breaks equals or exceeds the aggregate number of years of service prior to such break, for a non-vested participant at work on or after October 1, 1985, years of service prior to any 1-year break in service if the number of such consecutive breaks equals or exceeds the greater of 5, or the aggregate number of years of service prior to such break (such aggregate number of years of service before such break shall not include any years of service not required to be taken into account under this Section 6 by reason of any prior break in service); (v) years of service before October 1, 1976, if such service would have been disregarded under rules of the Plan as in effect on October 1, 1976, regarding breaks in service; and
(vi) any year in which the employee completes less than 750 hours of service.


     (h) An employee shall incur a 1-year break in service under this Section 6 in any 12 consecutive month period during which the employee does not complete more than 375 hours of service, measured from the anniversary of the employment commencement date. Solely for purposes of

Art. III, 6(h)



determining whether an employee has incurred such 1-year break in service, in addition to hours worked which are paid by the Corporation, any hours which an employee does not work but for which such employee is paid by the Corporation for vacation, sickness or disability, or is entitled to be so paid, directly or indirectly, shall be taken into consideration. For any absence from work commencing on and after October 1, 1985 by reason of pregnancy of the individual, childbirth, placement of a child related to an adoption, or for child care purposes immediately following such birth or placement or for any absence from work commencing on and after October 1, 1993 for any reason that qualifies an employee for a leave under the Family and Medical Leave Act of 1993, the employee shall be credited with the hours of work for which such employee otherwise would have been scheduled, or, if unable to determine such scheduled hours, 8 hours for each work day of such absence, not to exceed a total of 501 hours for any such absence. Such hours shall be credited in the year in which the absence commences if necessary to prevent incurring a 1-year break in service, otherwise such hours shall be credited in the immediately following year.

SECTION 7. ASBESTOS SERVICE

An employee with seniority on or after October 1, 1993 who at retirement has over 10 years of credited service which was accrued while employed on certain asbestos job classifications as set forth in Appendix C, shall receive additional credited service related thereto in the same manner as set forth in
Section 5 of this Article III.

                                                                        Art. IV


                                   ARTICLE IV

                         REDETERMINATIONS ON ACCOUNT OF
                               SOCIAL LEGISLATION

SECTION 1. REDETERMINATIONS FOR FEDERAL SOCIAL SECURITY BENEFITS FOR AGE OR DISABILITY

     (a) The benefits payable for age or disability under the Federal Social Security Act, as amended, as now in effect, or as hereafter amended, which are referred to in the determination of pensions under Article II shall be included in such determination even though the employee either does not apply for, or loses part or all of such payments through delay in applying for them, by entering into covered employment, or otherwise.

     (b) Old age benefit payments or disability benefit payments, other than those payable on a basis of "need" or because of military service, under any future federal legislation, amending, superseding, supplementing, or incorporating the Federal Social Security Act, as amended, or benefits provided therein, shall be considered as benefits for age or disability under the Federal Social Security Act for the purposes of the Plan.

     (c) If an employee is eligible for a Federal Social Security benefit for disability or an unreduced Federal Social Security benefit for age at the time of retirement or thereafter, such employee shall provide the Corporation with evidence of the effective date of entitlement to such benefit.

SECTION 2.  DEDUCTIONS FOR WORKERS COMPENSATION

In determining the monthly benefits payable under this Plan, a deduction shall be made unless prohibited by law, equivalent to all or any part of Workers

Art. IV, 2



Compensation (including compromise or redemption settlements) payable to such employee by reason of any law of the United States, or any political subdivision thereof, which has been or shall be enacted, provided that such deductions shall be to the extent that such Workers Compensation has been provided by premiums, taxes or other payments paid by or at the expense of the Corporation, except that no deduction shall be made for the following:

     (a) Workers Compensation payments specifically allocated for hospitalization or medical expense, fixed statutory payments for the loss of any bodily member, or 100% loss of use of any bodily member, or payments for loss of industrial vision.

     (b) Compromise or redemption settlements payable prior to the date monthly pension benefits first become payable.

     (c) Workers Compensation payments paid under a claim filed not later than two years after the breaking of seniority.

                                   ARTICLE V

                                   FINANCING

SECTION 1.  TRUST FUND

The Corporation shall execute a trust agreement with a trustee or trustees selected by the Corporation to manage and operate the pension fund and to receive, hold and disburse such contributions, interest and other income as may be necessary to pay such of the pensions and supplements or portions thereof under this Plan as are not provided for by an insured fund. The Corporation may establish an insured fund with such

                                                                      Art. V, 1



insurance company or companies as it may select for the payment of such of the pension and supplements or portions thereof under this Plan as are not provided for in a trusteed fund.

The Corporation will determine the form and terms of any such trust agreement which may authorize the inclusion of obligations and stock (common and preferred) of the Corporation and its wholly-owned subsidiaries among the investments of the pension fund provided for by such trust agreement; may utilize any investment manager as defined under the Employee Retirement Income Security Act of 1974 or regulations thereunder; may modify any such trust agreement from time to time to accomplish the purposes of this Plan; may remove any trustee, and select any successor trustee; and select and change insurance companies.

SECTION 2.  CONTRIBUTIONS

     (a) The Corporation, subject to Article IX, Section 1, shall make such contributions to the trustee or pay such premiums under any insured contract for the purposes of providing pensions and supplements under the Plan as shall be required under accepted actuarial principles and Title I of the Employee Retirement Income Security Act of 1974 to maintain the Plan and pension or insured fund in a sound condition and shall pay for expenses incident to the operation and management of the Plan.

     (b) The Corporation may charge to the fund expenses necessary for the proper administration of the Plan and investment of the funds, including the direct cost of benefit administration performed by, or on behalf of, the Corporation for the Plan, and Pension Benefit Guaranty Corporation premiums for participants.

     (c) No employee shall be required to make any contributions to the Plan.

Art. V, 3




SECTION 3.  IRREVOCABILITY

     (a) The Corporation shall have no right, title or interest in the contributions made by it to the trustee and no part of the pension or insured fund shall revert to the Corporation, except that after satisfaction of all liabilities of the Plan as set forth in Article IX, such contributions as may have been made by the Corporation as the result of overpayments may revert to the Corporation.

     (b) The pension benefits and supplements of the Plan shall be only such as can be provided by the assets of the pension fund or by any insured fund and there shall be no liability or obligation on the part of the Corporation to make any further contributions to the trustee or insurance company in event of termination of the Plan. No liability for the payment of pension benefits or supplements under the Plan shall be imposed upon the Corporation, the Officers, Directors or Stockholders of the Corporation, except as otherwise may be required by the Employee Retirement Income Security Act of 1974.

                                  ARTICLE VI

                                ADMINISTRATION

SECTION 1.

The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions thereof.

SECTION 2.

     (a) The Corporation shall have all such powers as may be necessary to carry out the provisions of the Plan except as the powers and duties of the Corporation may be modified by any collective bargaining agreement.

                                                                    Art. VI 2(b)




     (b) Subject to the limitations of (a) above, the Corporation may from time to time establish rules for the administration of the Plan and the transaction of the Plan's business.

     (c) In making any such determination or rule, the Corporation shall pursue uniform policies and shall not discriminate in favor of, or against any employee or group of employees.

                                  ARTICLE VII

                       PENSION BENEFITS AND SUPPLEMENTS

SECTION 1.  PENSION AND SUPPLEMENT PAYMENTS

     (a) (1) Pensions and supplements shall be paid monthly.

         (2) The first monthly payment of an employee's pension other than for total and permanent disability shall become payable with the employee's consent on the first day of the month following the month in which the employee actually retires, and the pension shall be payable monthly thereafter.

         (3) Total and permanent disability pension shall be payable monthly during the continuance of total and permanent disability and while the pensioner otherwise remains eligible for such benefits. Such payments shall begin the later of:

             (i) the first day of the month which includes the date the required proof of disability is received by the Corporation, or

             (ii) the first day of the month which includes the date the employee has been continuously and totally disabled for a period of 5 months.

     Successive periods of absence due to the same disability as that upon which claim for total and

Art. VII, 1(a)(3)(ii)



permanent disability pension is based and aggregating at least five months will be considered the same as one continuous absence provided that the aggregate will not include any such absence which precedes the last day at work by more than one year, or

             (iii) the first day of the third month following the date the required proof of disability is received by the Corporation, or

             (iv) the first day of the third month following determination by the impartial clinic that the employee is totally and permanently disabled.

     These subsections (iii) and (iv) shall not be applicable (a) if the employee dies prior to such date, or (b) where Extended Disability Benefits are less than the benefits payable under this Plan.

         (4) A supplement for an employee shall be payable in the manner provided in Section 6 of Article II.

         (5) Pension and supplement payments shall not be payable with respect to any period for which weekly sickness and accident benefits are payable to the employee under any plan to which the Corporation has contributed. If such sickness and accident benefits during any month are payable for a period of less than 4-1/3 weeks, the sum of the monthly pension benefit (excluding any special benefit) and supplement payable for that month shall be reduced by the percentage which such period of sickness and accident benefits is of 4-1/3 weeks.

     (b) A pensioner who is reemployed by the Corporation shall cease to receive, during such reemployment, any monthly pension benefits to which the pensioner might otherwise be entitled. Any such reemployed pensioner will have credited service at the time of retirement reinstated. A reemployed

                                                                 Art. VII, 1(b)



pensioner shall accrue additional credited service as a result of such employment and the monthly pension benefits of such pensioner shall be adjusted with regard to such employment upon subsequent cessation of active service.

     (c) In the event that it shall be found that any pensioner or surviving spouse to whom a pension or survivor benefit is payable is unable to care for the affairs of such pensioner or surviving spouse because of illness or accident, any monthly pension payment and supplement or survivor benefit due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, sister or other person or party (including private or public institutions) deemed by the Corporation to have incurred expense for such pensioner otherwise entitled to payment. Any such payment shall be a payment for the account of the pensioner and shall be a complete discharge of any liability of the Plan therefor.

     (d) In order to retire under the Plan, an employee must have unbroken seniority at the time of retirement except that a person who is eligible for benefits under the Guaranteed Income Stream Benefit Program and is not receiving deferred pension benefits under this Plan shall not be precluded from retiring without return to employment even though such person shall have incurred a break in seniority while on continuous layoff from the Corporation.

     A person who, while eligible to retire, receives (i) a benefit payment pursuant to Attachment A of Appendix K of the Collective Bargaining Agreement or Article IV of the Supplemental Unemployment Benefit Plan, or (ii) a GIS Redemption Payment under the Guaranteed Income Stream Benefit Program, shall not be eligible to retire under any of the provisions of this Plan for the period described in such agreements, plans

Art. VII, 1(d)



or programs, commencing with the date such person terminates employment or breaks seniority pursuant to the terms of such agreements, plans or programs.

     (e) Notwithstanding any other provision of this Section 1, an employee attaining age 70-1/2 on and after October 1, 1993, will commence monthly receipt of accrued benefits under this Plan, beginning April 1 of the calendar year immediately following the year the employee attains or attained age 70-1/2. An employee attaining age 70-1/2 shall have the monthly payment based on such employee's pension benefit accrual as of December 31 of the year in which age 70-1/2 is attained. The actuarial value of the sum of all cash distributions received by any otherwise eligible employee prior to such employee's actual retirement under this Plan will be used as an offset from any additional benefit accrual that might otherwise have been payable to such employee as a result of working for the Corporation.

SECTION 2.  RETENTION OF DEFERRED PENSION IF SEPARATED

     (a) Any employee who loses accumulated credited service under the provisions of Article III, Section 2 shall be eligible for a deferred pension if such employee is not retired and eligible for pension benefits pursuant to
Article II, and provided the credited service of such employee at separation is at least 5 years, or such employee satisfies the "service" requirements of
Article III, Section 6.

     (b) The monthly amount of such deferred pension for an employee breaking seniority on or after October 1, 1993 shall be a basic benefit for each year of credited service that such employee had when such employee broke seniority, determined by such employee's Benefit Class Code when such employee broke seniority as set forth in the table immediately following:

                                                                  Art. VII, 2(b)




                               Benefit             Basic
        Date                    Class             Benefit
  Seniority Broke               Code               Rate
                                                     $
  ---------------              -------            -------
On October 1, 1993               A                 32.50
through                          B                 32.75
September 30, 1994               C                 33.00
                                 D                 33.25

On October 1, 1994               A                 33.50
through                          B                 33.75
September 30, 1995               C                 34.00
                                 D                 34.25

October 1, 1995                  A                 34.70
and After                        B                 34.95
                                 C                 35.20
                                 D                 35.45

     (c) A former employee who is eligible for a deferred pension may at the election of such former employee receive

         (1) a monthly pension commencing at or after age 65 determined in accordance with subsection (b) of this Section 2, or

         (2) a monthly pension commencing after age 60 and prior to age 65 determined in accordance with subsection (b) of this Section 2, such pension being reduced by 6/10 of 1 percent for each complete calendar month by which such former employee is under the age of 65 at the date the deferred pension commences, or

         (3) a monthly pension commencing after age 55 and prior to age 60 for a former employee who breaks seniority on or after October 1, 1976, determined in accordance with subsection (b) of this Section 2. Such pension shall be multiplied by a percentage as set forth in the following table:

Art. VII, 2(c)(3)




          Age                          When
     Pension Commences             Percentage*
                                        %
     55                            42.8
     56                            46.8
     57                            51.2
     58                            55.5
     59                            59.6
     60                            64.0

*Prorated for intermediate ages computed on the basis of the number of complete calendar months by which the employee is under the age attained at the employee's next birthday.

     (d) The deferred pension shall be payable commencing the later of the first day of the month following the month (i) in which such employee attains the applicable age set forth in Section 2(c) of this Article VII, or (ii) during which the Corporation receives a written request from such former employee; provided that such written request shall be valid and effective only if it is filed with the Corporation not earlier than 60 days prior to the date such former employee first becomes eligible for such benefit, and, for such employee who broke seniority prior to October 1, 1976, not later than the 70th birthday, otherwise no deferred vested pension benefit shall be payable at any time.

     (e) If, prior to the commencement of deferred pension benefits, an employee is reemployed by the Corporation and: (1) acquires seniority, or (2) is reemployed by, and works for, the Corporation at the plant where such employee worked immediately prior to the loss of credited service, or (3) dies after having qualified for a deferred pension in accordance with this Section 2, such employee shall, in lieu thereof, have reinstated the credited service in effect when

                                                                 Art. VII, 2(e)



such deferred pension was granted; provided that if an employee with 10 or more years of credited service

         (1) is reemployed by, and works for, the Corporation within 36 months of the date credited service was lost under Article III, Section 2, and

         (2) becomes disabled while employed by the Corporation prior to acquiring 5 months of seniority, and such disability is continuous for a period of 5 months during which the employee makes proper application and submits medical evidence satisfactory to the Corporation that such employee is totally and permanently disabled as set forth in Section 3 of Article II, such employee will be deemed eligible for a disability pension under
Section 3 of Article II, and such pension will be payable pursuant to Section 1 of Article VII, as though such employee had been an employee with seniority throughout such disability period.

     (f) The amount of any monthly pension benefit otherwise payable to a former employee eligible for a deferred pension will be reduced by the value of any past and future benefits paid or payable to any alternate payee(s) under a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p).

         The actuarial value will be used to determine any amount to be paid to any such payee(s), if applicable, and the remaining benefit entitlement of the employee.

SECTION 3.  NON-ALIENATION OF BENEFITS

The pension fund shall not in any manner be liable for or subject to the debts or liability of any employee, separated employee, retired employee, pensioner or surviving spouse. No right, benefit, pension or supplement at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrances of any kind except in accord

Art. VII, 3



with provisions of a Qualified Domestic Relations Order within the meaning of I.R.C. Section 414(p). If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge or otherwise encumber accrued rights, benefits, pensions or supplements under the Plan or any part thereof, or if by reason of bankruptcy or other event happening at any time such benefits would otherwise be received or enjoyed by anyone else, the Corporation may terminate the interest of such employee, pensioner or surviving spouse in any such benefit and instruct the trustee to hold or apply it to or for the benefit of such employee, pensioner or surviving spouse, spouse, children or other dependents, or any of them as the Corporation may instruct; provided, however, that any pensioner, or surviving spouse, entitled to a monthly benefit under the Plan:

     (a) who elects Blue Cross, Blue Shield, or equivalent coverage, made available under the General Motors Health Care Program for Hourly Employees may, insofar as it is consistent with the regulations governing the plans providing such coverage, participate in such coverage and have deducted from the monthly pension, pursuant to authorization and direction acceptable to the Corporation, the required contribution for such coverage.

     (b) will have Federal and state income tax withheld pursuant to Federal and state statutes or regulations unless, only with respect to Federal income tax, elected otherwise by submitting to the Corporation authorization and direction acceptable to the Corporation.

     (c) who elects optional or dependent life insurance coverage(s) made available under the General Motors Life and Disability Benefits Program for Hourly Employees may have deducted from the monthly pension, pursuant to authorization and direction, acceptable to the Corporation, the required contribution(s) for such coverage(s).

                                                                 Art. VII, 3(d)




     (d) may have amounts of not less than $40.00, but in no event more than 10% of the retired employee's monthly pension, withheld to repay any outstanding overpayment owing to any benefit plan of the Corporation, pursuant to written authorization and direction acceptable to the Corporation.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

SECTION 1.  NO ENLARGEMENT OF EMPLOYMENT RIGHTS

     The Corporation's rights to discipline or discharge employees shall not be affected by reason of any of the provisions of the Plan.

SECTION 2.  INTERNAL REVENUE SERVICE APPROVAL

This Plan as amended is contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue as may be necessary to establish the deductibility under Section 404 of the Internal Revenue Code for income tax purposes of any and all contributions made by the Corporation to this Plan and to establish this Plan and related trust as being qualified and tax exempt under Sections 401 and 501(a) or other applicable provisions of the Internal Revenue Code. Any modification or amendment of the Plan may be made retroactively, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust meeting the requirements of Sections 401 and 501(a) of the Internal Revenue Code, as now in effect or hereafter amended, or any other applicable provisions of the federal tax laws, as now in effect or hereafter amended or adopted, and the regulations issued thereunder.

Art. VIII, 3




SECTION 3.  CORPORATION BOARD OF DIRECTORS APPROVAL

Continuation of the Plan as amended in 1993 is contingent upon obtaining the approval of the Corporation's Board of Directors not later than June 1, 1994.

SECTION 4.  NAMED FIDUCIARY

The Finance Committee of the Corporation's Board of Directors shall be the Named Fiduciary with respect to the Plan. The Finance Committee may delegate to various officers, employees and committees of the Corporation authority to carry out such of its responsibilities as it deems proper to the extent permitted by the Employee Retirement Income Security Act of 1974.

SECTION 5.  LIMITATION OF BENEFITS

No benefits paid from this Plan will exceed the limits of Section 415 of the Internal Revenue Code.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

SECTION 1.  AMENDMENT

The Corporation reserves the right to amend, modify, suspend or terminate the Plan by action of its Board of Directors, provided, however, that no such action shall alter the Plan or its operation, except as may be required by the Internal Revenue Service for the purpose of meeting the conditions for qualification and tax deduction under Sections 401, 404, and 501(a) of the Internal Revenue Code, in respect of employees who are represented under a collective bargaining agreement in contravention of the provisions of any such agreement pertaining to pension benefits and

                                                                     Art. IX, 1



supplements as long as any such agreement is in effect.  Except as provided in
Article V, Section 3, no such action shall operate to recapture for the Corporation any contributions previously made to the trustee or insurance company under the Plan, nor, except to the extent necessary to meet the requirements of the Internal Revenue Service or any other governmental authority, to affect adversely the pensions or supplements of employees already retired or the trust fund or insured fund then securing such pensions and supplements.

SECTION 2.  TERMINATION OF PLAN

     (a) If the Corporation, in accordance with Section 1 of this Article IX, or the Pension Benefit Guaranty Corporation terminates the Plan, the amount of the assets, which are available to provide benefits, and which are held by the trustee as of the termination date, shall be allocated, after deducting expenses for administration or liquidation, in the following manner and order to the extent of the sufficiency of such assets:

         (1) First, in the case of benefits payable as an annuity:

             (i) In the case of the benefit of a participant or beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least;

             (ii) In the case of a participant's or beneficiary's benefit (other than a benefit described in subsection (a)(1)(i)) which would have been in pay status as of the beginning of such 3-year period if the participant had retired prior to the beginning of the 3-year period and if benefits had commenced (in the

Art. IX, 2(a)(1)(ii)



normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

     For purposes of subsection (a)(1)(i), the lowest benefit in pay status during a 3-year period shall be considered the benefit in pay status for such period.

         (2) Second, to all other benefits (if any) of individuals under the Plan which are guaranteed under the plan termination insurance provisions of the Employee Retirement Income Security Act of 1974 determined without regard to Section 4022B(a) of said Act.

         (3) Third, to all other nonforfeitable benefits under the Plan.

         (4) Fourth, to all other benefits under the Plan.

     (b) (1) The amount allocated under any of the preceding subsections of this Section 2 with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior subsection of this Section 2.

         (2) If the assets available for allocation under subsections (a)(1) and (a)(2) are insufficient to satisfy in full the benefits of all individuals which are described in such subsections, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits described in such subsections.

         (3) If the assets available for allocation under subsection (a)(3) are not sufficient to satisfy in full the benefits of individuals described therein:

             (i) Except as provided in subsection (b)(3)(ii), the assets shall be allocated to the benefits of

                                                             Art. IX, 2(b)(3)(i)



individuals described in subsection (a)(3) on the basis of the benefits of individuals which would have been described in subsection (a)(3) under the Plan as in effect at the beginning of the 5-year period ending on the date of the Plan's termination.

             (ii)    If the assets available for allocation under subsection
(b)(3)(i) are sufficient to satisfy in full the benefits described therein (without regard to this subsection (b)(3)(ii)), then for purposes of subsection
(b)(3)(i), benefits of individuals described therein shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in subsection (b)(3)(i) and any assets remaining to be allocated under such subsection shall be allocated under subsection (b)(3)(i) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

     (c) If the Secretary of the Treasury determines that the allocation made pursuant to this Section 2 results in discrimination prohibited by Section 401(a)(4) of the Internal Revenue Code of 1986, or as may be subsequently amended, then, if required to prevent the disqualification of the plan (or any trust under the plan) under Section 401(a) or 403(a) of such Code the assets allocated shall be reallocated to the extent necessary to avoid such discrimination.

     (d) In the event of termination or partial termination of the Plan, the right of all affected employees to benefits accrued to the date of such termination, partial termination or discontinuance, to the extent funded as of such date, are nonforfeitable.

     (e) Anything in the Plan to the contrary notwithstanding, it shall not be possible at any time prior to the satisfaction of all liabilities with respect to

Art. IX, 2(e)



employees under the plan for any part of the corpus or income of the Pension Fund to be used for, or diverted to purposes other than the exclusive benefit of employees. After satisfaction of all liabilities to participants and beneficiaries under the Plan, any residual assets of the Pension Fund will be distributed to the Corporation if the distribution does not contravene any applicable provision of law.

SECTION 3.  MERGER OR CONSOLIDATION

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan after September 2, 1974, each participant in the Plan would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

                                   ARTICLE X

                                  DEFINITIONS

1. EMPLOYEE

     (a) Any person regularly employed in the United States by the Corporation or by a wholly-owned or substantially wholly-owned domestic subsidiary in accordance with I.R.C. Section 414(b), (c), and (m) thereof, including:

         (1) hourly-rate persons employed on a full time basis;

         (2) hourly-rate persons on incentive pay plans;

         (3) students from educational institutions who are enrolled in cooperative training courses on hourly rate;

                                                                Art. X, 1(a)(4)




         (4) part-time hourly-rate employees who, on a regular and continuing basis, perform jobs having definitely established working hours, but the complete performance of which requires fewer hours of work than the regular work week, provided such employees work one-half or more of the employing unit's regular work week;

         (5) hourly-rate employees of Delco Electronics Corporation (DEC);

         (6) represented employees of the Saturn Corporation who have made a positive election to participate in the GM Plan pursuant to the Memorandum of Agreement dated October 16, 1993.

     (b) The term "employee" shall not include:

         (1) temporary employees;

         (2) part-time employees, who work less than one-half of the employing unit's work week;

         (3) employees represented by a labor organization which has not signed an agreement making this Plan applicable to such employees;

         (4) employees of any directly or indirectly wholly-owned or substantially wholly-owned subsidiary of the Corporation acquired or formed by the Corporation on or after January 1, 1984, except as provided under (a)(6) above;

         (5) leased employees as defined under Section 414(n) of the Internal Revenue Code.

2. TRUSTEE OR INSURANCE COMPANY

The bank or banks, trust or insurance company or companies or any combination thereof designated by a trust agreement or contract as the medium for financing the Plan.

Art. X, 3




3. SENIORITY

Seniority means the period following the most recent date of hire by the Corporation and subsequent to which there has been no loss of credited service (as loss of credited service is defined in the Plan), or if the employee is represented under a collective bargaining agreement seniority will be as defined in such agreement. An employee who is rehired on or after October 1, 1984, and thereby has the pension discontinued, but does not have seniority reinstated, shall be deemed, solely to satisfy purposes of The General Motors Hourly-Rate Employees Pension Plan, to have seniority while so employed.

4. FEDERAL SOCIAL SECURITY BENEFIT

A Federal Social Security benefit for disability or an unreduced Federal Social Security benefit for age means a benefit determined and payable under Title II of the Federal Social Security Act, as now in effect or as hereafter amended, without any reduction being made therefrom based on the age of the recipient.

 5. TRUST FUND; PENSION FUND; INSURED FUND

The General Motors Hourly-Rate Employees Pension Plan fund established by payments made by the Corporation in accordance with Article V herein. Such fund therein called the trust fund shall be comprised of either a pension fund or insured fund, or a combination thereof.

 6. BASE HOURLY RATE

For the purpose referred to in Section 6(g) of Article II of this Plan only, Base Hourly Rate shall be the higher of:

     (a) the employee's highest straight-time hourly rate, or

                                                                    Art. X, 6(b)




     (b) for an employee who worked on incentive or piece work in at least 4 pay periods, the employee's average earned straight-time hourly rate for the first 4 pay periods (or, if higher, for the last 4 pay periods) for which such employee had any incentive earnings (provided, however, that if the employee worked in less than 4 pay periods but during each such pay period worked, such employee worked on incentive or piece work, the employee's average earned straight-time hourly rate for such pay periods worked shall be used)

during the last 13 consecutive pay periods ending with the pay period which includes the last day worked, plus any cost-of-living allowance in effect with respect to the employee's last day worked for the Corporation.

 7. BASIC BENEFIT

The monthly benefit payable under the Plan for the lifetime of a retired or separated employee, including a benefit reduced by a percentage because of early retirement. The term "basic benefit" shall not include any temporary benefit, special benefit, or supplement payable under the Plan.

 8. AGE 62 AND ONE MONTH

"Age 62 and one month" means age 62 and one month except that for purposes of determining the month for which the temporary benefit provided in Article II,
Section 4 and the early retirement and interim supplements provided in Article II, Section 6 shall cease and the month for which the basic benefit is redetermined in accordance with Article II, Section 4, it shall mean age 62 if both a temporary benefit, early retirement supplement, or interim supplement under the Plan and a benefit under the Federal Social Security Act could otherwise be payable.

Art. X, 9




9. ACTUARIAL VALUE

The actuarial value as of any determination date shall be calculated on the basis of the UP-84 mortality table and the applicable interest rate used by the Pension Benefit Guaranty Corporation (PBGC) as of the first day of the plan year preceding the determination date.

                                                                     Appendix A




                                   APPENDIX A

                      (HOURLY-RATE EMPLOYEES PENSION PLAN)

A Benefit Class Code for the sole purpose of this Plan is hereby established for each job classification in effect on September 14, 1993 on the basis of the maximum base hourly rate (which term as used herein shall include incentive earnings unless otherwise noted) applicable to the job classification on that date, as follows:

                           For Job Classifications              Benefit
                              Having a Maximum                   Class
                             Base Hourly Rate of                 Code
On or after                           Less than $16.16          A
September 14, 1993         $16.16 but less than $16.38          B
but prior to               $16.38 but less than $17.31          C
October 24, 1993           $17.31 and over                      D

On or after                           Less than $17.98          A
October 24, 1993           $17.98 but less than $18.21          B
                           $18.21 but less than $19.17          C
                           $19.17 and over                      D

     (1) The Benefit Class Code applicable to an employee is the Benefit Class Code for the job classification held by the employee for the greatest number of calendar days during the 24 consecutive months immediately preceding the last day worked.

     (2) The Benefit Class Code to be established for any new job classification put into effect after September 14, 1993 shall be whichever Benefit Class Code is applicable to other job classifications having the same maximum base hourly rate on the date that such new job classification is put into effect. With respect to a job classification that was obsolete as of September 14, 1993 a hypothetical maximum base hourly rate applicable thereto shall be determined by increasing the maximum base hourly rate for that job

Appendix A(2)



classification at the time of its discontinuance to the extent necessary so as to give effect to general wage increases (including cost-of-living allowance transfers) that have occurred since such discontinuance, and the Benefit Class Code for such classification so derived shall be whichever Benefit Class Code herein is applicable to other job classifications having the same maximum base hourly rate on that date.

     (3) For purposes hereof, the maximum base hourly rate of a job classification paid on a day-work basis at any plant or facility shall be the maximum straight-time hourly rate for that job classification at such plant or facility (excluding any cost-of-living allowance and premiums).

     (4) The maximum base hourly rate of a job classification in effect on September 6, 1967 and paid under an incentive method of pay at any plant or facility shall be the average straight-time hourly earned rate (including incentive earnings and any wage increases and cost-of-living allowance transfers which, as of September 6, 1967, were not factored in the base rate of the job classification but excluding any cost-of-living allowance and premiums) for all hours worked by all employees in that job classification at such plant or facility for the period beginning September 5, 1966, and ending September 3, 1967, plus any wage increases and cost-of-living allowance transfers effective for that job classification subsequent to September 6, 1967.

In the event an employee is transferred to a job which results in a lower basic benefit rate, such employee's vested pension benefit, if any, shall not be less than the amount of such employee's accrued pension benefit on the date of such transfer to such job.

                                                                      Appendix B

For the sole purpose of Article III, Section 5 of the Plan, all approved job classifications set forth in the Local Wage Agreements as of September 14, 1973 of the Central Foundry Plants (currently GM Powertrain) - Danville, Illinois, Defiance, Ohio, Malleable Iron and Grey Iron, Saginaw, Michigan, are designated foundry jobs at the respective plant locations except for those job classifications listed herein for each such respective plant location. No other job classifications shall be designated foundry jobs.

     GM POWERTRAIN, DANVILLE, ILLINOIS

             Bulldozer, Operator
             Bus Person
             Cashier
             Cook
             Crane Operator, Locomotive
             Crane Operator-Yard & Bridge
             Driver - Licensed Trucks - Tractor & Trailer
             End Loader Operator
             Kardex Clerk
             Kitchen Help
             Pattern & Maintenance Clerk
             Pattern Storage and Transport
             Salvage Reclaimer
             Scrap Cutter - Torch
             Shipping Clerk
             Sprue Crane Hook Up
             Stock Room Clerk
             Stock Room and Receiving
             Warehouse Attendant
             Window Washer
             Yard Labor
             Yard Switchperson
             Garage Mechanic
             Machinist
             Pattern Maker, Wood & Metal
             Power House Operator

Appendix B




     GM POWERTRAIN, DEFIANCE, OHIO
             Bus Person
             Cashier
             Clerk - Pattern and/or Maintenance
             Cook
             Crane Operator - Locomotive
             Dispatcher - Materials
             Driver - Licensed Trucks - Tractor
               and Trailer - Semi
             Heavy Equipment Operator
             Inspection Department - Inspection
               (Special Assignment)
             Kitchen Help
             Locomotive Operator
             Safety Equipment Repair
             Salvage Reclaimer
         (2) Shipping Clerk
             Yard Labor
             Blacksmith
             Casting Layout
         (3) Garage Mechanic
         (1) Machinist
             Pattern Maker - Leader
             Pattern Maker - Wood & Metal
             Shift Operating Engineer
             Tool Grinder

         (1) Designated as a foundry job only for those employees so classified who work in Plant 2, 816 Department.

         (2) Designated as a foundry job only for those employees so classified who work in Plant #1, 539 Department.

         (3) Designated as a foundry job only for those employees so classified who work in Plant #2 816 Department, Battery Charge Area.

Appendix B




     GM POWERTRAIN MALLEABLE IRON PLANT,
      SAGINAW, MICHIGAN
             Bull Dozer Operator
             Bus Person
             Cashier
             Clerk - Pattern and Maintenance
             Cook
             Crane Operators - Locomotive
             Driver-Licensed Trucks, Tractor,
               and Trailer
             Kitchen Help
             Salvage Reclaimer
             Stock Room and Receiving
             Yard Labor
             Blacksmith
             Core and/or Mold Maker - Experimental -
               Bench & Floor
             Garage Mechanic
             Inspector - Layout
             Machinist - Maintenance
             Machinist - Miscellaneous
         (1) Machinist - Pattern
             Pattern Maker - Leader
             Pattern Maker - Wood and Metal
             Power House Operator

         (1) Designated as a foundry job only for those employees so classified who work in Department 16.

Appendix B




     GM POWERTRAIN GREY IRON PLANT,
      SAGINAW, MICHIGAN
        (1)  Attendant - Pattern Storage
             Attendant - Pattern Storage - Leader
             Clerks - Receiving - (Includes
               Inspectors)
             Crane Hooker or Signal Person
             Crane Operator - Locomotive
             Crib Attendant - Maintenance
             Crib Attendant - Pattern Shop
             Drill Press Operator
             Driver - Licensed Passenger Cars
             Drivers - Licensed Trucks -
               Receiving & Yard
         (1) Equipment Operator - Special
               (Including Bay City Shovel,
               Bull Dozer, Pay Loader
               Shovel Operator)
             Field Sand Gasoline Locomotive
               Operator
             Flask Repair - Metal Flask
             Flask Repair - Metal Flask - Leader
             Gardener
             Laborer - Yard - Maintenance - Leader
             Labor - Yard - Maintenance -
               Railroad Track Repair
             Locker Room Attendant
             Milling Machine Operator - Driers
         (2) Oiler - Machinery, Equipment and Motors
             Power House Attendant
             Receiving Department - Leader
             Salvage - Flash Cutter
             Crane Repair - (Also Operates Crane)
             Crane Repair - Leader
             Die Repair
             Flask Welder
             Grinder - Cutter
             Grinder Operator - Blanchard
             Inspector - Layout

                                                                     Appendix B



     GM POWERTRAIN GREY IRON PLANT,
      SAGINAW, MICHIGAN (CONT'D.)
             Machine Repair - Machinist - Maintenance-
               Leader
             Machine Repair - Machinist - Maintenance
             Machine Repair - Machinist - Pattern Shop
             Power House - Engineer - Class "B"
             Power House - Fireperson
             Power House - Repair
             Power House - Repair - Leader
             Truck Repair - Gas
             Truck Repair - Gas - Leader
             Truck Repair - Gas and Electric
         (3) Welder - Maintenance - Gas & Arc
             Welder - Tool and Die

         (1) Designated a foundry job only for credited service accrued on and after July 27, 1987.

         (2) Not designated as a foundry job for those employees so classified who work in Department 32.

         (3) Not designated as a foundry job for those employees so classified who work in Department 30.

Appendix B




                                   APPENDIX B

Any job classification in effect at a plant specified in Appendix B that was discontinued at such plant prior to September 14, 1973 shall be designated a foundry job if the work that was performed by employees on such discontinued job classification shall conform substantially to work performed at the same plant by employees on a job classification designated as a foundry job for such plant.

                                                                     Appendix C




                                   APPENDIX C

For the sole purpose of Article III, Section 7 of the Plan, only those job classifications specifically listed herein, which are set forth in the Local Wage Agreement in effect as of October 1, 1979 at Delco Moraine Division, Dayton, Ohio, may be designated asbestos jobs. Such designation as an asbestos job will apply only to these classifications at the above-specified plant location under the conditions specifically set forth herein. No other job classifications shall be designated asbestos jobs.

         DELCO MORAINE DIVISION, DAYTON, OHIO

             The following job classifications involved in the blending and processing of raw asbestos are designated asbestos jobs for employees so classified who are assigned to Departments 73M, 515, 523, and 530.
                 Experimental Lining
                 Extruding Machine Operator
                 Janitors
                 Job Setter
                 Lining-Grinder
                 Machine Cleaners
                 Preform of Disc Brake Linings
                 Production Heat Treat Linings
                 Protective Coating Operator
                 Sensor Riveters
                 Stock Handler
                 Weigh and Mix Materials

Standards




  STANDARDS FOR APPLICATION OF PROVISIONS REGARDING RETIREMENT UNDER MUTUALLY
                            SATISFACTORY CONDITIONS

                           GENERAL MOTORS HOURLY-RATE
                             EMPLOYEES PENSION PLAN

Article II, Section 2(b) of the General Motors Hourly-Rate Employees Pension Plan provides that an employee may be retired early under mutually satisfactory conditions providing such employee is otherwise eligible. The following standards have been adopted by the Corporation as a guide in the application of this provision.

                                   STANDARDS

     A. An employee who is unable to work efficiently by reason of permanent disability:

     The retirement must be in the best interest of the Corporation. It is also intended to benefit employees who are unable to work efficiently by reason of permanent disability. It contemplates that the efficiency of operation will be improved by reason of the retirement which may be the case in any of the following situations:

         (1) The employee is no longer physically or mentally capable of performing such employee's work in an efficient and satisfactory manner.

         (2) The employee, though still capable of performing such employee's work satisfactorily, is prevented by chronic physical illness or physical disability (less than total) from working regularly to the extent that efficiency of operation is interfered with.

         (3) The employee's condition, based on medical evidence satisfactory to the Corporation, is such that,

                                                                       Standards



although able to perform the duties of such employee's job efficiently and satisfactorily, such employee would thereby be jeopardizing personal health or that of fellow employees.

         (4) The employee is on disability leave or is laid off because such employee is unable to do the work offered by the Corporation efficiently and satisfactorily although able to perform efficiently and satisfactorily other work in the plant to which the employee would have been entitled if such employee had sufficient seniority, and the employee's condition, based on medical evidence satisfactory to the Corporation, is expected to be continuous until normal retirement age.

     B.  An employee who is laid off:

     Retirement under mutually satisfactory conditions will be available to an employee who is laid off

         (i) as a result of a plant closing or discontinuance of operations, or

         (ii)    whose layoff appears to be permanent,

     and in either case has not been offered suitable work by the Corporation in the same labor market area.

Statement




                              STATEMENT OF INTENT

Notwithstanding the provisions of Exhibit A, Section 3(c) of The General Motors Hourly-Rate Employees Pension Plan; Exhibit D, Articles V and VI of the Supplemental Unemployment Benefit Plan, and the Items Agreed to by GM-UAW SUB Board of Administration; and Exhibit E, Section 6(a) of the Guaranteed Income Stream Benefit Program, which deal with local union representatives for each of these benefit plan areas, the Corporation and the Union agree as follows:

     1.  APPOINTMENT OF BENEFIT REPRESENTATIVES

         (a) Local union benefit representative(s) and alternate(s) shall be appointed or removed by the GM Department of the International Union. Management benefit representative(s) shall be appointed or removed by management.

         (b) Temporary replacement appointments may be made by the local union President for a minimum of one week and a maximum of four weeks. Replacement appointments for any absence in excess of four weeks also shall be made by the GM Department of the International Union. Replacement appointments in situations when the benefit representative(s) and alternate(s) are both absent but for less than one week and are on a leave of absence pursuant to the provisions of Paragraph 109 of the GM-UAW National Agreement may be made by the local union President. Any problems that may arise under this procedure may be discussed by the Corporation with the GM Department of the International Union.

         (c) A local union benefit representative shall be an employee of the Corporation having at least one year of seniority, and working at the plant where, and at the time when, such employee is to serve as such

                                                                      Statement



representative or alternate. No such representative or alternate shall function until written notice has been given by the GM Department of the International Union to the Corporation. In the case of temporary appointments, the notice should be given to local Management with additional copies forwarded to the GM Department of the International Union and the Corporation.

     2.  NUMBER OF LOCAL UNION BENEFIT
         REPRESENTATIVES

         (a) In plants having a total of less than 600 employees, there may be one local union benefit representative and one alternate.

         (b) In plants having a total of 600 but less than 1,200 employees, there may be two local union benefit representatives and two alternates.

         (c) In plants having a total of 1,200 but less than 2,000 employees, there may be three local union benefit representatives and three alternates.

         (d) In plants having a total of 2,000 but less than 5,000 employees, there may be four local union benefit representatives and three alternates. If such plants have a total of 1,400 or more employees on the second and third shifts combined, there may be five local union benefit representatives and two alternates.

         (e) In plants having a total of 5,000 but less than 8,000 employees, there may be five local union benefit representatives and two alternates.

         (f) In plants having a total of 8,000 but less than 10,000 employees, there may be six local union benefit representatives and two alternates.

         (g) In plants having a total of 10,000 or more employees, there may be seven local union benefit representatives and two alternates.

Statement




         The number of employees as used herein shall include active employees, employees on sick leave of absence, and employees on temporary layoff.

     3. Of the total number of local union benefit representatives and alternates otherwise available, one or more representatives and alternates may be assigned to the second shift or third shift so long as the total number of representatives and alternates set forth in Paragraph 2. above is not exceeded.

     4. When plant population changes occur which would increase or decrease the number of local benefit plan representatives, such population changes must be in effect for a period of six consecutive months before such adjustment is made in the number of representatives, unless such population change results from the discontinuance or addition of a shift or the opening or closing of a plant. In the event of a cessation of operations, the Corporation, at the request of the UAW General Motors Department of the International Union, will provide for the continuance of Benefit Representation. Other situations involving a sudden significant change in the number of employees at a location may be discussed by the Corporation and the GM Department of the International Union.

     5. Benefit Plan districts will be established by local mutual agreement. Only one local union benefit representative will function in a benefit district and will handle specified benefit plan problems raised by employees within that district pertaining to the Pension Plan, Life and Disability Benefits Program, Health Care Program, Supplemental Unemployment Benefit Plan, and Guaranteed Income Stream Benefit Program agreements. An alternate will be permitted to function in the absence of a local benefit plan representative on the benefit plan representative's shift.

     6. Any local union benefit representative may function as the member of the local Pension

                                                                       Statement



Committee, as the member of the local Supplemental Unemployment Benefit Committee, as a member of the Guaranteed Income Stream Benefit Committee or handle benefit problems under the Life and Disability Benefits Program and the Health Care Program with respect to employees in such representative's Benefit Plan district. An alternate may function in the absence of a local union benefit representative.

     7. The time available to a local union benefit representative and alternate with respect to a Benefit Plan district may not exceed eight (8) regular working hours of available time in a day.

         (a) On a local union benefit representative's regular shift and without loss of pay, a local union benefit representative(s) may accompany the management benefit representative for a mutually agreeable joint off-site visit to a local hospital, an impartial medical opinion clinic or a health maintenance organization, or other similar type joint ventures, with respect to benefit plan matters.

         (b) A local union benefit representative attending a scheduled Management-Union Benefit Plan meeting on a shift other than the representative's regular shift will be paid for time spent in such meeting.

         (c) One local union benefit representative attending the local union retiree chapter meeting will be paid for time spent in such meeting.

         (d) The time spent in such local union retiree chapter meetings, off-site visits or Management-Union Benefit Plan meetings will not result in additional hours which exceed regularly scheduled shift hours, overtime premiums or an increase in representation time being furnished as a result of the representative(s) not working a full shift on the representative's regular shift.

Statement




     8. The local union benefit representative shall be retained on the shift to which the representative was assigned when appointed as such representative regardless of seniority, provided there is a job that is operating on the representative's assigned shift which the representative is able to perform.

     9. The Benefit Plans - Health and Safety office may be used by local union benefit representatives during their regular working hours:

         (a) To confer with retirees, beneficiaries, and surviving spouses who ask to see a local union benefit representative with respect to legitimate benefit problems under the Pension Plan, Life and Disability Benefits Program and Health Care Program Agreements.

         (b) If the matter cannot be handled appropriately in or near the employee's work area, to confer with employees who, during their regular working hours, ask to see a local union benefit representative with respect to legitimate benefit problems under the Pension, Life and Disability Benefits, Health Care, SUB, and GIS Agreements.

         (c) To confer with employees who are absent from, or not at work on, their regular shift and who ask to see a local union benefit representative with respect to legitimate benefit problems under the Pension, Life and Disability Benefits, Health Care, SUB, and GIS Agreements.

         (d) To write position statements and to complete necessary forms with respect to a case being appealed to the Pension, SUB, or GIS Boards by an employee in the local union benefit representative's Benefit Plan district, and to write appeals with respect to denied life, health care, and disability claims involving employees within the representative's Benefit Plan district.

                                                                       Statement




         (e) To file material with respect to the Pension, Life and Disability Benefits, Health Care, SUB and GIS Agreements.

         (f) To make telephone calls with respect to legitimate benefit problems raised by employees under the Pension, Life and Disability Benefits, Health Care, SUB, and GIS Agreements.

                          [INTENTIONALLY LEFT BLANK]

                                     LETTER
                                   AGREEMENTS

                          [INTENTIONALLY LEFT BLANK]

                                                            Workers Compensation


                          GENERAL MOTORS CORPORATION

                                                                October 24, 1993

International Union, United Automobile,
     Aerospace and Agricultural Implement
     Workers of America, UAW
8000 East Jefferson Avenue
Detroit, Michigan 48214

Attention:   Mr. Stephen P. Yokich
             Vice President and Director
             General Motors Department

Dear Mr. Yokich:

This letter of agreement constitutes an amendment to the 1993 GM-UAW Pension Plan and shall be construed and applied as if it were therein incorporated.

Pursuant to Subsection 354(14) of the Michigan Workers Compensation Act, as amended, until termination or earlier amendment of the 1993 Collective Bargaining Agreement, workers compensation for employees shall not be reduced by disability retirement benefits payable under the Hourly-Rate Employees Pension Plan.

                                  Very truly yours,

                                  GENERAL MOTORS CORPORATION


                                  Gerald A. Knechtel
                                  Vice President


Accepted and Approved:

INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, UAW

By:  Stephen P. Yokich

Lump-Sum Payment




                          GENERAL MOTORS CORPORATION

                                                               October 24, 1993

International Union, United Automobile,
     Aerospace and Agricultural Implement
     Workers of America, UAW
8000 East Jefferson Avenue
Detroit, Michigan 48214

Attention:   Mr. Stephen P. Yokich
             Vice President and Director
             General Motors Department

Dear Mr. Yokich:

During these negotiations the parties agreed upon certain lump-sum payments to be made to eligible retirees and surviving spouses.

Lump-sum payments would be made, on the basis described below, by Corporation check or draft paid directly to retired employees and surviving spouses.

     1.  The following persons will be eligible for lump-sum payments:

         (a) employees who retired prior to October 1, 1993 under the terms of
             Article II, Sections 1, 2 or 3 of the Plan and who are receiving benefits from the Plan as of the first of the month for which a lump-sum payment would be made.

         (b) eligible surviving spouses of employees who retired under the terms of Article II, Sections 1, 2 or 3 of the Plan prior to October 1, 1993, or surviving spouses eligible for a benefit prior to September 14, 1993 pursuant to Article II, Section 5(g) of the Plan (excluding surviving spouses of former employees who broke seniority and who are eligible for a deferred pension), or surviving spouses eligible for a benefit

                                                                Lump-Sum Payment



             under Article II, Section 8(d) and who are eligible for a pension benefit from the Plan as of the first of the month for which a lump-sum payment would be made.

     2.  Amount of Benefit:

         (a) a maximum payment of $570 will be made to retired employees with thirty or more years of credited service. The payment to pensioners with less than thirty years of credited service will be $19 per year of credited service (with a proportional amount for fractional years) or a minimum payment of $190.

         (b) eligible surviving spouses will receive 60% of the amount that would have been payable to the retired employee under (a) above.

     3.  Dates of Payment: December 1994 and December 1995.

Please indicate your concurrence in the proposed lump-sum payments arrangement and other provisions of this letter.

                                  Very truly yours,

                                  GENERAL MOTORS CORPORATION


                                  Gerald A. Knechtel
                                  Vice President

Accepted and Approved:

INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, UAW

By:  Stephen P. Yokich

Misc. (Benefits Training and Education)




GENERAL MOTORS CORPORATION

                                                                October 24, 1993


International Union, United Automobile
  Aerospace and Agricultural Implement
  Workers of America, UAW
8000 East Jefferson Avenue
Detroit, MI 48214

Attn:    Mr. Stephen P. Yokich
         Vice President and Director
         General Motors Department

Dear Mr. Yokich:

During these negotiations, the parties renewed their commitment to provide on-going training programs for Company and Union Benefit Representatives so as to improve the quality of service provided to hourly employees. The parties also recognized the importance of communications programs aimed at educating employees about their benefits.

It was agreed that such training and education programs will be developed jointly and the cost of developing and implementing such programs properly will be paid from the National Joint Skill Development and Training Fund as approved by the Executive Board for Joint Activities. These include, but are not limited to, the following:

     o   The annual joint GM-UAW Benefits Training Conference.

     o Continuing education program for Union Benefit Representatives provided by the parties. Such program is expected to be implemented beginning in 1994 or as soon thereafter as practicable.

     o Conduct periodic on-site plant surveys and audits to evaluate training and education needs to improve employee service.

                                        Misc. (Benefits Training and Education)




     o   Ad hoc training meetings on legal developments or other special needs.

Included also are any travel, lodging and living expenses incurred by Company and Union representatives in relation to the above. In addition, the Fund will pay for lost time (eight hours per day base rate plus COLA) of Union Benefit Representatives attending such programs away from their locations. The Company will pay for the time (eight hours per day base rate plus COLA) of alternate Union Benefit Representatives who replace those attending such programs.

                                   Very truly yours,

                                   GENERAL MOTORS CORPORATION


                                   Gerald A. Knechtel
                                   Vice President


Accepted and Approved:

INTERNATIONAL UNION, UNITED AUTOMOBILE,
AEROSPACE AND AGRICULTURAL IMPLEMENT
WORKERS OF AMERICA, UAW

By: Stephen P. Yokich

Misc. (Improving Benefits Service Through Technology)

GENERAL MOTORS CORPORATION

                                                                October 24, 1993

International Union, United Automobile
  Aerospace and Agricultural Implement
  Workers of America, UAW
8000 East Jefferson Avenue
Detroit, MI 48214

Attn:    Mr. Stephen P. Yokich
         Vice President and Director
         General Motors Department

Dear Mr. Yokich:

During these negotiations, the parties recognized the need to move ahead with the development of technological applications to improve the quality of service provided to hourly employees.

     1. The parties recognize the need to provide the necessary tools to Local Union Benefit Representatives so that they may improve the service they are providing to hourly employees. Local Union Benefit Representatives require basic information that can be accessed quickly in order to confidently and accurately answer many of the questions they receive. In addition, the removal of benefit administrators from the plants, has removed a traditional source of specific benefit information regarding their members which previously had been available to the Local Union Benefit Representatives. The information required, as identified by the Union, currently resides in several data systems which would have to be adapted for use by the Local Union Benefit Representatives. It would be necessary to incorporate systems modifications to assure security and to limit access to information for UAW hourly employees at their particular location.

     2. The GM Department of the International UAW and the GM Employee Benefits activity jointly will develop a proposal covering the hardware and software requirements associated with this effort. Upon approval by the Executive Board of

                           Misc. (Improving Benefits Service through Technology)



         Joint Activities, the cost of development, installation and training, will be charged to the National Joint Skill Development and Training Fund. It is contemplated the required system modifications will be implemented during 1994 or as soon as practicable.

     3. The parties recognize the opportunity for a significant improvement in service to hourly employees contemplating retirement. Therefore, the parties agreed to investigate enhancing the current automated pension estimating application for hourly employees. The cost of these enhancements will be considered as costs of administration chargeable to the Pension Plan.

     4. The parties also agreed to explore the implementation of a telephone based annual open enrollment in health care with emphasis on a paperless system.

     5. The parties further agreed to continue to provide hourly employees with the use of a Voice Response System for inquiry and transactions in the Personal Savings Plan.

In conclusion, during the term of the new Agreement, the GM Employee Benefits activity and the GM Department of the International UAW pledge to carefully consider every opportunity to improve the quality and efficiency in benefits delivery.

                                       Very truly yours,

                                       GENERAL MOTORS CORPORATION


                                       Gerald A. Knechtel
                                       Vice President


Accepted and Approved:

INTERNATIONAL UNION, UNITED AUTOMOBILE,
AEROSPACE AND AGRICULTURAL IMPLEMENT
WORKERS OF AMERICA, UAW

By: Stephen P. Yokich